UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

POPEYES LOUISIANA KITCHEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT AND NOTICE OF

2015

ANNUAL SHAREHOLDERS MEETING

400 Perimeter Center Terrace, Suite 1000

Atlanta, Georgia 30346

April 21, 2015

To our Shareholders:

It is our pleasure to invite you to attend our 2015 Annual Meeting (the “Annual Meeting”) of Shareholders which will be held on Thursday, May 21, 2015, at the Hilton Garden Inn Atlanta Perimeter, 1501 Lake Hearn Drive, Atlanta, Georgia 30319. The 2015 Annual Meeting will start at 8:30 a.m., local time.

The ballot for the 2015 Annual Meeting, to which this proxy statement relates, includes a proposal for the election of seven directors nominated to serve on our Board of Directors until the 2016 annual meeting, a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2015, a proposal to approve a new equity incentive plan and a proposal to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the attached proxy statement.

Please note that you will need to show that you are a shareholder of Popeyes Louisiana Kitchen, Inc. to attend the 2015 Annual Meeting. If your shares are registered in your name, your admission card is included with this proxy statement, and you will need to bring that card with you to the meeting, together with valid picture identification. If your shares are held in the name of your broker or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification. You will be able to attend the meeting only if you have either an admission card or proof that you own Popeyes Louisiana Kitchen, Inc. stock.

If you will need special assistance at the meeting because of a disability, please contact our Corporate Secretary, Harold M. Cohen, at (404) 459-4650. Whether or not you plan to attend our Annual Meeting, you can make certain that your shares are represented at the meeting by promptly completing, signing and returning the enclosed proxy card or voting by Internet or telephone.

Thank you for your support.

Sincerely,

John M. Cranor, III

Chairman of the Board

Popeyes Louisiana Kitchen, Inc.

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

Time:	8:30 a.m., local time, on Thursday, May 21, 2015

Place:	Hilton Garden Inn Atlanta Perimeter, 1501 Lake Hearn Drive, Atlanta, Georgia 30319

Items of Business:	(1) To elect seven directors nominated by the Board of Directors to our Board of Directors;

(2) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2015;

(3) To approve a new equity incentive plan;

(4) To approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement; and

(5) To transact such other business properly coming before the meeting or any adjournment thereof.

Who Can Vote:	You can vote if you were a shareholder of record of our common stock, par value $.01 per share, on April 2, 2015.

Annual Report:	A copy of our 2014 Annual Report on Form 10-K is enclosed.

Date of Mailing:	This notice and the proxy statement are first being mailed to shareholders on or about April 21, 2015.

By Order of the Board of Directors Harold M. Cohen, Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of

Shareholders: The proxy statement and annual report are available at

www.edocumentview.com/PLKI

ABOUT THE MEETING

What am I voting on?

You will be voting on the following:

•	To elect seven directors nominated by the Board of Directors (the “Board”) to our Board;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2015;

•	To approve a new equity incentive plan;

•	To approve the compensation, on an advisory basis, of our named executive officers as disclosed in this Proxy Statement; and

•	To transact such other business as may properly come before the meeting or any adjournment thereof.

No cumulative voting rights are authorized and dissenter’s rights are not applicable to the matters being voted upon.

Who is entitled to vote?

You may vote if you owned our common stock, par value $.01 per share, as of the close of business on April 2, 2015, the record date. Each share of common stock is entitled to one vote. As of April 2, 2015, we had 23,359,790 shares of common stock outstanding.

How do I vote if I do not plan to attend the meeting?

If you are a registered shareholder, meaning that your shares are registered in your name, you have four voting options. You may vote:

•

over the Internet at the web address shown on your proxy card (if you have access to the Internet, we encourage you to vote in this manner; Internet voting is available 24 hours a day and will be accessible until 2:00 a.m., Eastern time, on May 21, 2015);

•	by telephone through the number shown on your proxy card (telephone voting is available 24 hours a day and will be accessible until 2:00 a.m., Eastern time, on May 21, 2015);
•	by signing your proxy card and mailing it in the enclosed prepaid and addressed envelope; or

•	by attending the Annual Meeting and voting in person.

If your shares are held in the name of your broker or another nominee, you may be able to grant a proxy to vote via the Internet or telephone. Please see the materials provided by your broker for additional details and voting options available to you.

Please follow the directions on your proxy card carefully.

Can I vote at the meeting?

You may vote your shares at the meeting if you attend in person and the shares are registered in your name. If your shares are held in the name of your broker or another nominee, you may not vote the shares at the meeting unless you obtain a signed proxy from the record holder. Even if you plan to attend the meeting, we encourage you to vote your shares in advance by completing, signing and returning the enclosed proxy card or by Internet or telephone.

Can I change my vote after I return my proxy card or vote by Internet or telephone?

You may change your vote at any time before the polls close at the meeting. You may do this by

(1)	submitting a subsequent proxy, by using the Internet, the telephone, or mail,

(2)	providing written notice to Harold M. Cohen, Corporate Secretary, revoking your proxy, or

(3)	voting in person at the meeting.

Attendance at the meeting will not by itself revoke a proxy.

ABOUT THE MEETING

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted “For” the election of the director nominees named on pages 6-8 of this proxy statement, “For” the ratification of the independent registered public accounting firm, “For” the approval of the new equity incentive plan and “For” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers, other nominees and/or our transfer agent. Please vote all these shares. We recommend that you contact the record holder of your shares and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Investor Services, LLC, which may be reached at 800-962-4284, or by mail at Computershare Trust Company, N.A., P.O. Box 30170 College Station, Texas 77845.

Can I attend the meeting?

The Annual Meeting is open to all holders of Popeyes Louisiana Kitchen, Inc. (the “Company” or “PLKI”) common stock. To attend the meeting, you will need to bring evidence of your stock ownership. If your shares are registered in your name, your admission card is included with this proxy statement, and you will need to bring it with you to the meeting, together with valid picture identification. If your shares are held in the name of your broker or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification.

May shareholders ask questions at the meeting?

Yes. Representatives of PLKI will answer shareholders’ questions of general interest at the end of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting in person, if you properly return the enclosed proxy card or if you grant a proxy to vote via the Internet or telephone, if permitted to do so. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of April 2, 2015 must be present at the meeting in person or by proxy. This is referred to as a quorum. Abstentions and broker non-votes (described below) will be counted for purposes of establishing a quorum at the meeting.

How may I vote for the nominees for director, and how many votes must the nominees receive to be elected?

With respect to the election of nominees for director, you may:

•	vote FOR the election of the seven nominees for director;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for the seven nominees.

The seven nominees receiving the highest number of affirmative votes will be elected as directors. This number is called a plurality.

ABOUT THE MEETING

In the event that a nominee has a greater number of votes “Withheld” for his or her election than votes cast “For” his or her election, such nominee will be required under our Majority Voting Policy, contained in our Principles of Corporate Governance, to submit an offering of resignation for consideration by the Board. We have provided more information about our Majority Voting Policy under the heading “Corporate Governance — Majority Voting Policy.”

How may I vote for the ratification of the appointment of our independent registered public accountants, and how many votes must the proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The ratification of the appointment of our independent registered public accountants must receive the affirmative vote of a majority of the shares entitled to vote at the Annual Meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

How may I vote for the approval of a new equity incentive plan, and how many votes must the proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The proposal must receive the affirmative vote of a majority of the shares entitled to vote at the Annual Meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

How may I vote on the proposal to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement, and how many votes must the proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the approval, on an advisory basis, of executive compensation;

•	vote AGAINST the approval, on an advisory basis, of executive compensation; or

•	ABSTAIN from voting on the proposal.

The approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this Proxy Statement must receive the affirmative vote of a majority of the votes entitled to vote at the Annual Meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

Will my shares be voted if I do not sign and return my proxy card or vote by Internet or by telephone?

If you are a registered record holder of shares of PLKI and you do not vote by using the Internet, by telephone, or if you received a proxy card by mail, by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for shareholder consideration at the Annual Meeting.

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares, even if you do not provide voting instructions. Brokerage firms have authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The ratification of our independent registered public accounting firm is a routine matter.

ABOUT THE MEETING

The election of directors, the approval of our new equity incentive plan and the approval, on an advisory basis, of the compensation of the named executive officers as described in this proxy statement are “non-routine” matters and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

If you do not provide voting instructions to your brokerage firm, the brokerage firm may either:

(1)	vote your shares on routine matters, or

(2)	leave your shares unvoted (“broker non-votes”). We encourage you to provide instructions to your brokerage firm by signing and returning your proxy. This ensures your shares will be voted at the meeting.

When a brokerage firm votes its customers’ unvoted shares on a routine matter, these shares are counted for purposes of establishing a quorum to conduct business at the meeting and determining the outcome of the vote on the routine matter.

Can my shares be voted on matters other than those described in this proxy statement?

Yes. We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

BOARD OF DIRECTORS INFORMATION

What is the makeup of the Board of Directors and how often are members elected?

Our Board of Directors currently has nine members. After nearly fourteen years of distinguished service, R. William Ide, III is retiring from the Board of Directors upon the expiration of his current term. Mr. Ide has reached the Company’s mandatory retirement age and will not stand for re-election in 2015. After fourteen years of distinguished service, Victor Arias, Jr. is also retiring from the Board of Directors upon the expiration of his current term and will not stand for re-election in 2015. We thank Mr. Ide and Mr. Arias for their valuable contributions to the success of our Company. Given the decisions of Mr. Ide and Mr. Arias to retire, the Board of Directors is evaluating what it believes the optimal size and composition of the Board should be. We expect that the Board may elect one or more additional directors over the course of the year. The seven current members of the Board of Directors other than Mr. Ide and Mr. Arias will stand for election at the Annual Meeting.

Our Board of Directors has determined that the following eight directors are independent within the meaning of applicable Nasdaq Global Market rules: Krishnan Anand, Victor Arias, Jr., Carolyn Hogan Byrd, John M. Cranor, III, R. William Ide, III, S. Kirk Kinsell, Joel K. Manby and Martyn R. Redgrave. Cheryl A. Bachelder is currently our CEO and therefore she is not independent within the meaning of applicable Nasdaq Global Market rules.

Each director stands for election each year.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies voted in favor of the original nominee may be voted for a substitute director nominated by the Board of Directors.

How often did the Board meet in fiscal 2014?

In fiscal 2014, the Board of Directors met five times. Each director attended at least 75% of the meetings of the Board and of the committees of which he or she was a member in fiscal 2014.

Does PLKI have a policy with regard to Board members’ attendance at the annual shareholders meetings?

Our directors are encouraged, but not required, to attend the annual shareholders meeting. All directors then serving on our Board attended the 2014 annual shareholders meeting.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES
(Item 1 on the proxy card)

Who are this year’s nominees?

There are seven directors nominated by the Board of Directors who are standing for election this year to hold office until the 2016 annual meeting of shareholders and until their successors are elected. Biographical information about our nominees for director and the experience, qualifications, attributes and skills considered by our Corporate Governance and Nominating Committee and Board in determining that the nominee should serve as a director appear below. For additional information about how we identify and evaluate nominees for director, see “Corporate Governance and Nominating Committee.”

Krishnan Anand, age 57, has served as a director since November 2010. Since December 2009, Mr. Anand has served as President and CEO of Molson Coors International in Denver, Colorado. Prior to joining Molson Coors, Mr. Anand served from 1997 to 2009 in a number of senior marketing and management positions with The Coca-Cola Company, most recently as President of the Philippines Business Unit in Manila, Philippines. From 1980 to 1997, Mr. Anand served in various managerial positions with Unilever plc in India.

Mr. Anand brings to the Board, among other skills and qualifications, broad management and marketing experience in international business, as well as his track record of judgment and achievement, as demonstrated during a 33 year career in leadership positions at major international companies in the consumer products industry. Mr. Anand’s experience and skills make him valuable to the Board as Chair of our People Services (Compensation) Committee and a member of our Corporate Governance and Nominating Committee.

Cheryl A. Bachelder, age 58, has served as a director since November 2006. Since November 2007, Ms. Bachelder has served as our Chief

Executive Officer. Ms. Bachelder also served as our President from November 2007 until March 2012. Ms. Bachelder currently serves as a member of the Pier 1 Imports, Inc. Board of Directors and she also serves as the chair of its Compensation Committee. Ms. Bachelder serves on the Advisory Board of APFI, the franchising venture of Procter & Gamble. From July 2006 until February 2013, she served as a member of the True Value Company Board of Directors. From May 2009 until December 2012, Ms. Bachelder served as a member of the National Restaurant Association Board of Directors. Ms. Bachelder served as the President and Chief Concept Officer of KFC Corporation from 2001 to 2003. From 1995 to 2000, Ms. Bachelder was Vice President, Marketing and Product Development for Domino’s Pizza, Inc.

Ms. Bachelder brings to the Board, among other skills and qualifications, her experience in the leadership position as Chief Executive Officer of our Company, as well as her track record of judgment, achievement and leadership, as demonstrated during a 18 year career in the quick service restaurant, or QSR, industry in leadership positions at major restaurant companies and over 34 years of proven operational and managerial experience in the retail and consumer products industries.

Carolyn Hogan Byrd, age 66, has served as a director since May 2001. Ms. Byrd founded GlobalTech Financial, LLC, a financial services and consulting company headquartered in Atlanta, Georgia, in May 2000 and currently serves as its Chairman and Chief Executive Officer. From November 1997 to October 2000, Ms. Byrd served as President of The Coca-Cola Financial Corporation. From 1977 to 1997, Ms. Byrd served in a variety of domestic and international positions with The Coca-Cola Company. In addition to serving as Chairman of the Board of Directors of Global Tech Financial,

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES
(Item 1 on the proxy card)

LLC, Ms. Byrd currently serves on the Boards of Directors of Federal Home Loan Mortgage Corporation and Regions Financial Corporation. Ms. Byrd previously served on the Boards of Directors of the St. Paul Companies, Inc., Circuit City Stores, Inc., Reliastar Financial, ING Americas and RARE Hospitality, Inc.

Ms. Byrd brings to the Board, among other skills and qualifications, extensive management, financial and board level expertise, as well as her track record of judgment and achievement, as evidenced by leadership positions as Chairman and Chief Executive Officer of a financial services company and president of the financial division of a global beverage company. Further, her service as a director of other public companies provides her with broad experience as well as skills that make her valuable to the Board as Chair of our Corporate Governance and Nominating Committee and as a member of our Audit Committee.

John M. Cranor, III, age 68, has served as a director since November 2006 and Chairman of our Board since November 2007. From 2003 until 2008, Mr. Cranor served as the President and Chief Executive Officer of the New College Foundation, affiliated with the New College of Florida in Sarasota. From 2000 to 2003, Mr. Cranor was a managing General Partner of Yearling Fund, LLC, an early stage investment fund. He currently continues to serve as a Limited Partner in the Yearling Fund. From 1996 to 1999, Mr. Cranor served as Chairman, President and Chief Executive Officer of Long John Silver’s Restaurants, Inc. From 1989 to 1994, Mr. Cranor was President and Chief Executive Officer of KFC Corporation.

Mr. Cranor brings to the Board, among other skills and qualifications, broad managerial and operational experience as well as his track record of judgment and achievement, as demonstrated by his leadership positions as

President and Chief Executive Officer of major QSR companies, as well as broad corporate experience and executive skills that make him valuable to the Board as Chairman of the Board and as a member of our Audit Committee and our Corporate Governance and Nominating Committee.

S. Kirk Kinsell, age 60, has served as a director since he was appointed by the Board in January 2015. Mr. Kinsell is currently the Chief Executive Officer of Loews Hotels and Resorts in New York, New York. He has served in this capacity since March 2015. From July 2011 until February 2015, Mr. Kinsell was President, The Americas and Executive Director for InterContinental Hotels Group, PLC in Atlanta, Georgia. From August 2010 until June 2011, Mr. Kinsell was President, Europe Middle East and Africa and Executive Director for InterContinental Hotels Group, PLC in London, U.K. From August 2007 to June 2010, he was President, Europe, Middle East and Africa for InterContinental Hotels Group, PLC in London. Mr. Kinsell was recommended for appointment by a search firm.

Mr. Kinsell brings to the Board, among other skills and qualifications, broad managerial and operational experience as well as his track record of judgment and achievement, as demonstrated by his leadership positions as Chief Executive Officer and President of major international hotel companies, and a distinguished career of over 30 years of proven operational and management experience.

Joel K. Manby, age 55, has served as a director since September 2013. Mr. Manby is currently President and Chief Executive Officer of SeaWorld Entertainment, Inc., a family entertainment company that operates and maintains eleven theme parks located throughout the United States. He has served in this capacity since April 2015. From April 2003

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES
(Item 1 on the proxy card)

until March 2015, he was President and Chief Executive Officer of Herschend Family Entertainment Corporation (HFE), a family-owned attractions company. Prior to joining HFE, Mr. Manby spent almost 20 years in the auto industry in general management and marketing roles, primarily at General Motors in the Saturn and Saab divisions. Mr. Manby served as Chief Executive Officer of Saab Cars USA from 1996 to 2002. Mr. Manby also currently serves as a member of the National Board of The Salvation Army.

Mr. Manby brings to the Board, among other skills and qualifications, broad management and operations experience, as well as his track record of judgment and achievement in cultural transformation through the improvement in guest experience, employee engagement and financial results, as demonstrated during a distinguished career in leadership positions at major companies in the entertainment and automobile industries. Mr. Manby’s varied experience and skills make him valuable to the Board as a member of our People Services (Compensation) Committee.

Martyn R. Redgrave, age 62, has served as a director since October 2013. Mr. Redgrave currently serves as Managing Partner and Chief Executive Officer of Agate Creek Partners, LLC, a professional governance and consulting services company co-founded by Mr. Redgrave in July 2014. From August 2012 until his retirement in August 2014, Mr. Redgrave served as a Senior Advisor to L Brands, Inc. (formerly known as Limited Brands, Inc.), an international fashion retailer. From March 2005 until August 2012, Mr. Redgrave served as Executive Vice President and Chief Administrative Officer of Limited Brands, Inc., where he also served as Chief Financial Officer from January 2006 to May 2007. From 1994 until 2005, Mr. Redgrave served as Executive Vice President and Chief Financial Officer of Carlson Companies, Inc., a global hospitality company and operator of restaurants and travel related businesses. From 1989 to 1994, Mr. Redgrave served as Chief Financial Officer of KFC Corporation. Mr. Redgrave has been a member of the Board of Directors of Deluxe Corporation since August 2001. Since August 2012, he has served as the Non-Executive Chairman of the Board of Directors of Deluxe Corporation.

Mr. Redgrave brings to the Board, among other skills and qualifications, broad managerial, financial and operational experience as well as his track record of judgment and achievement, as demonstrated by his leadership positions as Executive Vice President and Chief Administrative Officer of a major international retail company, as well as broad corporate experience and established board skills that make him valuable to the Board as Chair of our Audit Committee and as a member of our Peoples Services (Compensation) Committee.

Board Recommendation

THE BOARD OF DIRECTORS OF

THE COMPANY RECOMMENDS THAT

THE SHAREHOLDERS VOTE FOR THE

ELECTION OF THESE

DIRECTORS

BOARD OF DIRECTORS COMMITTEES

What are the committees of the Board?

Our Board of Directors currently has the following committees and membership:

Name of Committee and Members	Primary Functions of the Committee	Number of Meetings in Fiscal 2014

Executive:
John M. Cranor, III, Chair Cheryl A. Bachelder R. William Ide, III Carolyn Hogan Byrd	• Exercises the authority of the full Board between meetings	2

Audit:
Martyn R. Redgrave, Chair Carolyn Hogan Byrd John M. Cranor, III R. William Ide, III	• Oversees the Company’s financial reporting process and systems of internal controls on behalf of the Board of Directors • Selects and oversees independent auditors • Receives, accepts and reviews the report of independent auditors • Oversees performance of the Company’s internal audit function	9

People Services (Compensation):
Krishnan Anand, Chair Victor Arias, Jr. Joel K. Manby Martyn R. Redgrave	• Reviews and recommends compensation of executive officers and directors, and sets the CEO’s annual compensation • Makes grants of stock awards to officers and employees pursuant to stock plans • Oversees the administration of stock and bonus plans	5

Corporate Governance and Nominating:
Carolyn Hogan Byrd, Chair Krishnan Anand Victor Arias, Jr. John M. Cranor, III R. William Ide, III	• Takes a leadership role in shaping the Company’s corporate governance policies • Considers, reviews, evaluates and recommends director-nominees to the Board • Establishes minimum qualifications for director-nominees • Reviews director-nominees submitted by shareholders • Develops and facilitates continuing education program for directors • Makes recommendations to the Board with respect to strategic plans, including potential mergers and acquisitions and financing alternatives	4

The charters that have been adopted for each of the Audit, People Services (Compensation) and Corporate Governance and Nominating Committees are available on the Investor Relations page on our website at http://investor.popeyes.com. Our Board of Directors has determined that all members of the People Services (Compensation) Committee are independent within the meaning of applicable Nasdaq Global Market rules. For additional information about the Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Compensation Discussion and Analysis.”

AUDIT COMMITTEE REPORT AND FEES PAID TO INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the committee are currently Martyn R. Redgrave (Chair), Carolyn Hogan Byrd, John M. Cranor, III, and R. William Ide, III. Our Board of Directors has determined that all members of the Audit Committee are independent within the meaning of the applicable rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Global Market.

Our Board of Directors has determined that Mr. Redgrave is an audit committee financial expert within the meaning of applicable SEC rules.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter adopted by our Board that sets forth the committee’s responsibilities and duties, as well as requirements for the committee’s composition and meetings. The Audit Committee charter is available on the Investor Relations page on our website at http://investor.popeyes.com.

What is the relationship between the Audit Committee, PLKI’s management and the independent registered public accounting firm?

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. PLKI’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, in addition to auditing the effectiveness of our internal controls over financial reporting. The Audit Committee’s responsibility is to assist the Board of Directors in its oversight of these processes, and also to exercise certain responsibilities which it must undertake as a committee of independent directors. The Audit Committee is not engaged in the practice of accounting or auditing and its members are not necessarily experts in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

What has the Audit Committee done with regard to our audited financial statements for fiscal 2014?

The Audit Committee has:

•	reviewed and discussed the audited financial statements with PLKI’s management and internal auditors;

•	been provided with management’s representation to the Audit Committee that the PLKI financial statements have been prepared in accordance with generally accepted accounting principles;

•

discussed with PricewaterhouseCoopers LLP, independent registered public accounting firm for PLKI’s fiscal year ending December 28, 2014, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU, Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	reviewed the Company’s system of internal controls with management and PricewaterhouseCoopers LLP.

AUDIT COMMITTEE REPORT AND FEES PAID TO INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

In addition, the Audit Committee has reviewed the Company’s compliance with Sarbanes-Oxley 404 requirements, which requires management to establish and maintain an adequate internal control structure and procedures for financial reporting.

Has the Audit Committee considered the independence of PLKI’s registered public accounting firm?

The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s independence, and the applicable requirements of the SEC. The Audit Committee has discussed with PricewaterhouseCoopers LLP that firm’s independence.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2014?

Based upon and in reliance on the representations of and discussions with management, internal auditors and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 28, 2014 for filing with the SEC.

Has the Audit Committee reviewed the fees paid to the independent auditors?

The Audit Committee has reviewed, discussed and approved the fees paid to PricewaterhouseCoopers LLP during fiscal years 2014 and 2013 for audit and non-audit services, which are set forth below under “Fees Paid to

Independent Registered Public Accounting Firm,” and has determined that the provision of the non-audit services is compatible with the firm’s independence.

Is the Audit Committee required to pre-approve all services provided by the independent registered public accounting firm?

Pursuant to its charter, the Audit Committee must pre-approve all audit and non-audit services to be performed by the independent auditors and no such services may be performed unless permitted by SEC rules.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Martyn R. Redgrave, Chair

Carolyn Hogan Byrd

John M. Cranor, III

R. William Ide, III

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

PricewaterhouseCoopers LLP billed us aggregate fees and expenses of $857,162 for the integrated annual audit of our 2014 financial statements, and billed us aggregate fees and expenses of $733,600 for the integrated annual audit of our 2013 financial statements.

Audit-Related Fees

None.

AUDIT COMMITTEE REPORT AND FEES PAID TO INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Tax Fees

PricewaterhouseCoopers LLP billed us aggregate fees and expenses of $69,109 and $97,241 for 2014 and 2013, respectively, for assistance with the preparation of our federal and state tax returns, federal and state income tax examinations, and other tax accounting services.

All Other Fees

PricewaterhouseCoopers LLP billed us $151,891 for non-audit related services in 2014 and $4,500 for non-audit related services in 2013.

CORPORATE GOVERNANCE

Our Board has adopted Principles of Corporate Governance. The Principles of Corporate Governance are available on the Investor Relations page of our website at http://investor.popeyes.com. The charters of the Audit Committee, People Services (Compensation) Committee, and Corporate Governance and Nominating Committee are also available on the Investor Relations page of our website. Our Board has adopted the PLKI Honor Code (the “Honor Code”), which applies to all officers and employees. Additionally, our Board has adopted a Code of Conduct for the Board of Directors (the “Directors Code”). The Honor Code and the Directors Code reflect our commitment to conducting our business in accordance with the highest ethical principles. Our Honor Code and our Directors Code are also available on the Investor Relations page of our website at http://investor.popeyes.com. Copies of our Principles of Corporate Governance, committee charters, Honor Code and Directors Code are also available upon written request to Popeyes Louisiana Kitchen, Inc., 400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia 30346, Attention: Corporate Secretary.

Any shareholder or interested party who wishes to communicate directly with our Board, or an individual member of our Board, may do so in writing to Popeyes Louisiana Kitchen, Inc. Board of Directors, c/o Corporate Secretary, 400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia 30346. At each regular Board meeting, the Corporate Secretary will present a summary of any communications received since the last meeting (excluding any communications that consist of advertising, solicitations or promotions of a product or service) and will make the communications available to the directors upon request.

Incentive-Based Compensation Recoupment (“Clawback”) Policy

Our Board has adopted an incentive-based compensation recovery policy for executive officers. If we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, we will seek to recover incentive-based compensation (including stock options) from any of our current or former executive officers who (a) received incentive-based compensation during the three-year period preceding the date on which we announce we are required to prepare the accounting restatement and (b) engaged in misconduct or negligent conduct resulting, directly or indirectly, in our being required to prepare the accounting restatement. We will seek to recover the excess of the incentive-based compensation paid to the executive officer based on the erroneous data over the incentive-based compensation that would have been paid to the executive officer if the financial accounting statements had been as presented in the restatement.

Majority Voting Policy

Our Board has adopted a Majority Voting Policy as part of our Principles of Corporate Governance. Under our Majority Voting Policy, any nominee for director who receives a greater number of votes “Withheld” from his or her election than votes “For” such election (a “Majority Withhold Vote”) in an uncontested election of directors must tender to the Board his or her offer of resignation within five days following certification of the shareholder vote. The Corporate Governance and Nominating Committee will promptly consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the tendered offer of resignation. The Board will act on the Corporate Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will then promptly disclose its decision regarding whether to accept the director’s resignation offer, including its rationale, in a report furnished to or filed with the SEC.

CORPORATE GOVERNANCE

The Corporate Governance and Nominating Committee in making its recommendation, and the Board in making its decision, will each consider the best interests of the Company and our shareholders and may each consider any other factors or other information that it considers appropriate and relevant, including but not limited to:

•	the stated reasons, if any, why shareholders withheld their votes;

•	possible alternatives for curing the underlying cause of the withheld votes;

•	the director’s tenure;

•	the director’s qualifications;

•	the director’s past and expected future contributions to the Company; and

•

the overall composition of the Board and its committees, including whether, if the offer of resignation is accepted, the Company will no longer be in compliance with any applicable law, rule, regulation or governing document.

Any director who tenders his or her offer of resignation under our Majority Voting Policy will not participate in the Corporate Governance and Nominating Committee deliberation or recommendation or Board deliberation or action regarding whether to accept the resignation offer. If a majority of the Corporate Governance and Nominating Committee received a Majority Withhold Vote in the same election, then the independent directors (other than those who received a Majority Withhold Vote in that election) will instead appoint a committee among themselves to consider the resignation offers and recommend to the Board whether to accept them. If, however, the independent directors who did not receive a Majority Withhold Vote constitute two or fewer directors, all independent directors may participate in the action regarding whether to accept the resignation offers, except that each director who has tendered his or her offer of resignation will recuse himself or herself from the deliberations and voting with respect to his or her individual offer to resign.

If a director’s resignation offer is not accepted by the Board, that director will continue to serve for the term for which he or she was elected and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation offer is accepted by the Board, then the Board, in its sole discretion, in accordance with our bylaws, may fill any resulting vacancy or may decrease the size of the Board.

BOARD LEADERSHIP STRUCTURE

Since 2007, one of our independent directors, Mr. Cranor, has served as the independent Chairman of our Board. We believe this Board leadership structure, with an independent director serving as Chairman, is currently best for our Company and our shareholders.

The Chief Executive Officer is responsible for the day-to-day leadership and management of the Company, and the Chairman is responsible for providing oversight, direction and leadership of the Board. As directors continue to have more oversight responsibilities, we believe it is beneficial to have an independent Chairman whose primary responsibility is leading the Board. Pursuant to our Principles of Corporate Governance and our Bylaws, the Chairman will establish the agenda for each Board meeting, determine the length of the meetings, chair the Board meetings and executive sessions of the Board and, in consultation with the Chief Executive Officer, determine appropriate ways to facilitate interaction between the directors and management. By delineating the role of the Chairman position and separating it from the role of the Chief Executive Officer, we attempt to ensure there is no duplication of effort between the Chief Executive Officer and the Chairman. We believe this provides the most effective leadership of our Board, while positioning our Chief Executive Officer as the leader of the Company to our shareholders, franchisees, employees, business partners and other stakeholders.

BOARD’S ROLE IN RISK OVERSIGHT

Our Board is responsible for overseeing the Company’s risk management function. The Board delegates some of its risk oversight role to the Audit Committee, the People Services (Compensation) Committee and to the Corporate Governance and Nominating Committee. Under its charter, the Audit Committee is responsible for oversight of our risk assessment programs and risk management strategies, including our corporate compliance programs and internal audit. The Audit Committee also provides oversight of the Company’s cyber security strategies and implementation. Under its charter, the People Services (Compensation) Committee sets the overall compensation strategy and compensation policies for the Company’s senior executives, including the mitigation of pay practices that could encourage excessive risk taking. Under its charter, the Corporate Governance and Nominating Committee is responsible for reviewing and monitoring the business risks to the Company’s strategies, communicating to management the views of the Board with respect to the types and level of risks to be undertaken by the Company and overseeing the risk management undertaken by the Company. In addition to the activities of these committees, the full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed. The Board receives reports on enterprise risk management from senior officers of the Company and from the Chairs of the Audit Committee and the Corporate Governance and Nominating Committee, as well as from outside advisors. The Board believes that the enterprise risk management process in place enables the Board to effectively oversee the Company’s risk management function. The full Board and the People Services (Compensation) Committee are also involved in activities related to CEO and management succession.

CORPORATE GOVERNANCE AND
NOMINATING COMMITTEE

Carolyn Hogan Byrd is the Chair and Krishnan Anand, Victor Arias, Jr., John M. Cranor, III, and R. William Ide, III are members of our Corporate Governance and Nominating Committee. We have posted the Corporate Governance and Nominating Committee’s charter on the Investor Relations page on our website at http://investor.popeyes.com. Our Board of Directors has determined that all members of the Corporate Governance and Nominating Committee are independent within the meaning of the applicable Nasdaq Global Market rules. The purpose of the Corporate Governance and Nominating Committee is (1) to identify individuals qualified to become members of our Board of Directors and to recommend to the Board of Directors nominees for election in connection with our annual meeting of shareholders, (2) to develop and recommend to the Board of Directors our Principles of Corporate Governance and to take a leadership role in shaping our corporate governance policies, (3) to make recommendations to the Board of Directors with respect to our strategic plans and (4) such other responsibilities and duties as may, from time to time, be delegated to the Committee by the Board of Directors.

One responsibility of the Corporate Governance and Nominating Committee is to establish criteria for evaluating persons to be nominated for election to our Board of Directors and its committees. Under the Corporate Governance and Nominating Committee Charter, these criteria include, at a minimum, the depth of a candidate’s experience and availability, the balance of his or her business interests and experience and the need for any required expertise on our Board of Directors or one of its committees. Furthermore, the Principles of Corporate Governance adopted by our Board of Directors provide that independent directors should be persons with broad training, knowledge and experience in business, finance, education, government or other professions or vocations who have earned distinction in their chosen fields, and those Principles of Corporate Governance also provide that the composition of our Board of Directors should reflect ethnic and gender diversity, as well as diversity of expertise in areas that will foster our business success. The Corporate Governance and Nominating Committee considers all of these criteria in selecting nominees and in the future may establish additional minimum criteria for nominees.

The Corporate Governance and Nominating Committee has not adopted a specific policy regarding the consideration of shareholder director nominees, but its general policy is to welcome prospective nominees recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to our Board of Directors may do so by submitting a written recommendation to Popeyes Louisiana Kitchen, Inc., Attention: Corporate Secretary, 400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia 30346. Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand financial statements, accompanying footnotes and public filings and board memberships (if any) for the Committee to consider as well as any other requirements under our bylaws. The Corporate Governance and Nominating Committee will evaluate all prospective nominees in the same manner, whether or not the nominee was recommended by a shareholder.

The Corporate Governance and Nominating Committee’s process for selecting nominees begins with an evaluation of the performance of

CORPORATE GOVERNANCE AND
NOMINATING COMMITTEE

incumbent directors and a determination of whether our Board of Directors or its committees have specific unfulfilled needs. The Corporate Governance and Nominating Committee then considers prospective nominees identified by the Committee, other directors, our executive officers and shareholders and, in some cases, a third party search firm engaged by the Committee to assist in identifying candidates. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications, interviews with several Board members and discussions of the Committee and the full board. This consideration includes determining whether a candidate qualifies as “independent” under the various standards applicable to the Board of Directors and its committees.

The Corporate Governance and Nominating Committee or a subcommittee of its members then selects nominees to recommend to our Board of Directors, which considers and makes the final selection of director nominees and directors to serve on its committees.

The Corporate Governance and Nominating Committee’s responsibilities also include:

•

Considering suggestions by our Chairman of the Board of Directors for directors to serve on Board committees, including the Chair of each committee, and recommending to the Board of Directors the members and Chair of all standing committees;

•	Annually developing and overseeing an evaluation of our full Board of Directors and individual members of our Board of Directors;

•	Overseeing the implementation of the Company’s strategic plans approved by the Board, and reviewing and monitoring the business risks to our strategies;
•	Communicating to management the views of the Board with respect to the types and levels of risks to be undertaken by the Company, and overseeing the risk management undertaken by the Company;

•	Reviewing director compliance with stock ownership policies and guidelines;

•	Assisting our Board of Directors with development of responsibilities of directors;

•	Establishing and maintaining a director orientation program for new directors, and developing, or making available, a continuing education program conducted for all directors;

•	Assisting our Board of Directors with its responsibilities for oversight of our Honor Code, and reviewing the Company’s evaluation of compliance with our Honor Code;

•	Reviewing any conflicts of interest involving our officers or members of our Board of Directors;

•	Assisting our Board of Directors with oversight of the Company’s policies;

•	Periodically reviewing the Company’s report on significant litigation;

•	Reviewing the independence of each of our directors;

•	Reviewing the continued appropriateness of Board membership when one of our directors changes the position he or she held when elected or appointed to the Board; and

•

Reviewing and discussing with appropriate members of management the development of the Company’s strategic plans, and making recommendations to our Board of Directors with respect to our strategic plans, including potential mergers, acquisitions and divestitures, as well as financing alternatives.

STOCK OWNERSHIP

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of January 31, 2015 by:

•	each shareholder known by us to own beneficially more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after January 31, 2015, and restricted stock units and restricted stock that vests within 60 days after January 31, 2015, are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address for those individuals for which an address is not otherwise indicated is: c/o Popeyes Louisiana Kitchen, Inc., 400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia 30346.

The percentages of common stock beneficially owned are based on 23,321,821 shares of common stock outstanding as of January 31, 2015.

Name	Shares Beneficially Owned	Percentage of Class
Directors and Named Executive Officers:
Cheryl A. Bachelder	371,700	1.6%
William P. Matt	0	*
Richard H. Lynch	54,605	*
Harold M. Cohen	3,146	*
Andrew G. Skehan	11,321	*
H. Melville Hope, III	21,870	*
Tony Woodard	9,449	*
Krishnan Anand(1)	12,783	*
Victor Arias, Jr.(2)	35,715	*
Carolyn Hogan Byrd(3)	39,715	*
John M. Cranor, III(4)	41,832	*
R. William Ide, III(5)	37,012	*
S. Kirk Kinsell(6)	0	*
Joel K. Manby(7)	3,359	*
Martyn R. Redgrave(8)	6,160	*
		*

All directors and executive officers as a group (14 persons)(9)	626,797	2.7%

Five Percent Shareholders:
BlackRock, Inc.(10)	1,364,512	5.8%
The Vanguard Group, Inc.(11)	1,424,142	6.1%

STOCK OWNERSHIP

*	Less than 1% of the outstanding shares of common stock.

(1)	Mr. Anand’s business address is Molson Coors Brewing Company, 1225 17th Street, Suite 3200, Denver, Colorado 80202.

(2)	Mr. Arias’ business address is Korn Ferry International, 2100 McKinney, Suite 1800, Dallas, Texas 75201.

(3)	Ms. Byrd’s business address is GlobalTech Financial, LLP, 5300 Lake Forrest Drive, Atlanta, Georgia 30342.

(4)	Mr. Cranor’s business address is 400 Perimeter Center Terrace, NE, Suite 1000, Atlanta, Georgia 30346.

(5)	Mr. Ide’s business address is McKenna Long & Aldridge, LLP, 303 Peachtree Street NE, Suite 5300, Atlanta, Georgia 30308.

(6)	Mr. Kinsell’s business address is 667 Madison Avenue, New York, New York 10065.

(7)	Mr. Manby’s business address is SeaWorld Entertainment, Inc., 9205 South Park Center Loop, Suite 400 Orlando, Florida 32819.

(8)	Mr. Redgrave’s business address is 400 Perimeter Center Terrace, NE, Suite 1000, Atlanta, Georgia 30346.

(9)	There are no shares of restricted stock units that will vest within 60 days of January 31, 2015 included in the calculation of shares owned by directors and executive officers as a group.

(10)	Represents shares of common stock beneficially owned by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power with respect to 1,310,890 shares and sole dispositive power with respect to 1,364,512 shares. This information is included in reliance upon a Schedule 13G/A filed with the SEC on January 12, 2015. The address of BlackRock is 55 East 52nd Street, New York, New York 10022.

(11)	Represents shares of common stock beneficially owned by The Vanguard Group, Inc. (“Vanguard”). Vanguard has sole voting power with respect to 31,177 shares, sole dispositive power with respect to 1,394,665 shares, and shared dispositive power with respect to 29,477 shares. This information is included in reliance upon a Schedule 13G/A filed with the SEC on February 9, 2015. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis, or CD&A, describes our 2014 executive compensation program. This CD&A is intended to be read in conjunction with the tables beginning on page 41, which provide detailed historical compensation information for our following named executive officers, or NEOs.

Name	Title
Cheryl A. Bachelder	Chief Executive Officer
Andrew G. Skehan	President – International
William P. Matt	Chief Financial Officer
Richard H. Lynch	Chief Brand Experience Officer
Harold M. Cohen	General Counsel, Chief Administrative Officer & Corporate Secretary
H. Melville Hope, III	Our former Chief Financial Officer who departed as of May 23, 2014
Tony W. Woodard	Our former Interim Chief Financial Officer from May 23, 2014 to August 20, 2014, who is currently serving as our Vice President, Global Supply Chain (in a non-executive officer capacity)

2014 Business Performance Results

Over the last seven years, our strategic roadmap has been the foundation for our consistent industry-leading results. The roadmap has five organizing pillars which are used to set priorities and allocate resources. These pillars are:

•	Build a Distinctive Brand;

•	Create Memorable Experiences;

•	Grow Restaurant Profits;

•	Accelerate Quality Restaurant Openings; and

•	Develop Servant Leaders.

Our consistent execution against these five pillars has delivered strong, sustainable results over the last seven years. We will continue to execute against these core strategies as we evaluate future strategic investments in the areas of human capital and intentional expansion. Our 2014 results speak to the success of our team and our franchise owners.

The following is a high level summary of our 2014 business results:

•	Added 148 Net New Restaurants, for a total of 2,379 restaurants globally

•	Increased total System-Wide Sales by 12.3%

•	Increased total Same-Store Sales by 6.2%

•	Increased Adjusted Earnings Per Share by 15%, from $1.43 to $1.65[1]

•	Increased our Stock Price by nearly 48%, from $37.97 to $56.03

[1]	See the heading entitled “Management’s Use of Non-GAAP Financial Measures” contained in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2014 Annual Report on Form 10-K.”

2014 Executive Compensation Results

The following is a high level summary of our 2014 executive compensation results:

•	Short-term incentives tied to 2014 business results were earned between target and maximum payout levels based on our above target performance

•

Performance shares tied to the 2012-2014 performance cycle were earned at the maximum payout level, as well as a positive 10% adjustment based on the Company’s superior relative total shareholder return over the 3-year period

•	Outstanding stock options accrued realizable value commensurate with the increase in stock price and shareholder value creation during the year

After evaluating the performance and compensation results for 2014, the People Services (Compensation) Committee (the “Committee”) believes that the executive compensation program did accomplish the stated objective of aligning pay and performance while also effectively attracting and retaining superior executive talent.

Our executive compensation structure consists of three primary components: base salary, annual cash incentive awards and long-term equity incentives. Within the long-term incentive component, we utilize a balanced portfolio approach of performance shares (65% weight — based on three-year performance criteria) and stock options (35% weight).

2014 Compensation Highlights

Executive Summary

Executive Summary

2014 Say-on-Pay Vote

At the 2014 Annual Meeting of Shareholders, the advisory vote to approve the executive compensation program for our NEOs received the overwhelming support of our shareholders (95% of votes on that issue). Management and the Committee considered this strong support of the current pay structure in their compensation program discussions throughout 2014. The Committee is dedicated to continuous improvement to the executive pay program, consistent with its overall compensation strategy, and will continue to review and evaluate market trends and best practices in designing and implementing elements to our compensation program.

2014 Corporate Governance Highlights

What We Do (Best Practice)	What We Don’t Do / Don’t Allow

✓  Separate the roles of Chairman and Chief Executive Officer

✓  Enforce strict insider trading policies, an incentive plan clawback policy and blackout periods for executives and directors

✓  Set stock ownership guidelines for executives and directors

✓  Review tally sheets for executives

✓  Target total compensation at the size-adjusted 50th percentile

✓  Disclose performance goals for 2014 incentive payments

✓  Set maximum payout caps on our annual and long-term incentives

✓  Pay for performance with 76% of our Chief Executive Officer’s total pay opportunity being performance-based “at risk” compensation

✓  For our performance share plan, we use a combination of financial measures and total shareholder return, and set target value at 65% of our total long-term incentive opportunity

✓  Limit perquisites and other benefits, and do not include tax gross-ups (other than grandfathered agreements)

✓  Incorporate general severance and change-in-control provisions that are consistent with market practice, including double-trigger requirements for change-in-control protection

✓  Perform an annual compensation risk assessment

✓  Hire an independent consultant reporting directly to the Committee

✓  No hedging or pledging of company stock by executives or directors

✓  No dividends are paid on unearned performance shares

✓  No single-trigger or modified single-trigger change-in-control arrangements

✓  No change-in-control severance multiple in excess of three times salary and target bonus

✓  No future excise tax gross-ups upon a change in control (except for current grandfathered arrangements)

✓  No re-pricing or cash buyout of underwater stock options is allowed

✓  No enhanced retirement formulas

✓  No guaranteed compensation

✓  No market timing with granting of equity awards

Transition of NEOs in 2014

•	Departure of H. Melville Hope, III

Mr. Hope departed the Company on May 23, 2014. We entered into a Separation Agreement and General Release (the “Hope Separation Agreement”) with Mr. Hope dated April 14, 2014, and effective as of May 23, 2014. We also entered into an Independent Contractor Agreement (the “Hope Consulting Agreement”) with Mr. Hope dated April 14, 2014, and effective as of May 23, 2014 through September 24, 2014, under which Mr. Hope provided transition related consulting services to the Company.

Pursuant to the Hope Separation Agreement, the Company agreed to the following:

•	A lump sum cash payment of $792,000, paid on November 24, 2014.

•

Immediate vesting of all unvested rights under outstanding restricted stock and stock options (except for such restricted stock or options for which the performance criterion required for exercise was not previously satisfied).

•	Prorated vesting as of May 23, 2014 of his rights under outstanding performance share awards.

The Hope Separation Agreement contains a general release, certain non-disclosure and non-solicitation provisions, and other customary terms and conditions.

Pursuant to the Hope Consulting Agreement, the Company agreed to the following:

•	Payment of a $37,500 per month consulting fee during the four month period.

The Hope Consulting Agreement contains a non-compete covenant for Mr. Hope during the term of the agreement and for eight months thereafter.

Interim Chief Financial Officer Duties of Tony W. Woodard

Tony W. Woodard served as Interim Chief Financial Officer from May 23, 2014 until August 20, 2014 while the Company undertook a search for a permanent replacement for Mr. Hope. In connection with his service as Interim Chief Financial Officer, the Company and Mr. Woodard agreed as follows:

•	Mr. Woodard’s annual base salary was increased to $344,000, effective during his service as Interim Chief Financial Officer.

•	Mr. Woodard received a cash award in an amount equal to 30% of his base salary in effect immediately prior to the time he was appointed Interim Chief Financial Officer.

•

Mr. Woodard is eligible for cash severance benefits until the later of (1) May 13, 2015 or (2) two months after the start of employment of a new permanent Chief Financial Officer. If Mr. Woodard’s employment is terminated by us without cause during this period, he will (1) receive severance in the amount of his annual base salary in effect at the time of termination, and (2) be eligible to receive vesting of his award of performance shares under the Long Term Incentive Program 2012-2014 cycle, to the extent such performance shares would otherwise have been earned based on the applicable performance criteria.

2014 NEO Compensation Highlights — Target Compensation

Pay Component	Summary
Base Salary

•  At the November 2013 meeting, the Committee reviewed competitive market data and individual performance evaluations. The Committee approved 2014 base salary increases for Ms. Bachelder (3.5%), Mr. Skehan (3.5%), Mr. Lynch (10%) and Mr. Cohen (3.0%). Mr. Hope’s base salary was not changed. In August 2014, the Committee approved Mr. Matt’s 2014 base salary and an additional base salary increase of 3% for Mr. Skehan.

Target Annual Cash Incentive	• NEO target annual cash incentive awards (as a percent of salary) did not change in 2014. • Our 2014 Annual Incentive Plan design did not change.

Long-Term Incentives (“LTI”)

•  Our 2014 LTI value mix did not change: 65% performance shares and 35% stock options.

•  At the March 2014 meeting, the Committee reviewed competitive market data to determine market midpoints for the NEOs. For 2014, adjustments were made to target values for Ms. Bachelder, Mr. Skehan, Mr. Lynch and Mr. Cohen to maintain a competitive standing for total compensation opportunity.

Total Compensation	For 2014, targeted total compensation opportunity is the size-adjusted 50th percentile of our compensation peer group.

2014 NEO Compensation Highlights — Actual Compensation

The Committee approved the following compensation items in 2014:

Actual Annual Incentive Awards:    At the start of each fiscal year, the Committee approves annual incentive compensation targets (as a % of base salary), based on a review of competitive market data, management’s recommendations and other relevant factors. The 2014 annual incentive targets for our NEOs are as follows:

Name	Target
Cheryl A. Bachelder	100% of Base Salary
Andrew G. Skehan	60% of Base Salary
William P. Matt	60% of Base Salary
Harold M. Cohen	60% of Base Salary
Richard H. Lynch	60% of Base Salary
H. Melville Hope, III	60% of Base Salary
Tony W. Woodard	30% of Base Salary

The following summarizes the 2014 annual incentive awards earned based on actual performance, as compared to the target opportunity for each NEO:

Name	Actual Incentive Award ($)		Target Incentive Award ($)		Percent of Target Incentive Award
Cheryl A. Bachelder	$877,250		$725,000		121%
Andrew G. Skehan	$349,650		$222,000		158%
William P. Matt	$103,315	[1]	$222,000	[1]	47%
Richard H. Lynch	$310,800		$222,000		140%
Harold M. Cohen	$232,320		$192,000		121%
H. Melville Hope, III	—		$198,000		—
Tony W. Woodard	$77,686		$64,204		121%

[1]	Mr. Matt’s annual incentive award was prorated based upon his start date as our CFO of August 21, 2014.

Long-Term Incentives (“LTI”)	• 2014 LTI grant values: The Committee approved 2014 grant value increases for Ms. Bachelder, Mr. Skehan, Mr. Lynch and Mr. Cohen to recognize superior individual and Company performance.

•  Earned amounts — performance share grant:    Our current program commenced in 2012 and covers three-year cumulative EBITDA performance and three-year total shareholder return (TSR) performance against a broad group of restaurant industry companies. The first grant under the current program covered 2012-2014.

•  For the 2012-2014 cycle, the cumulative EBITDA performance target was $168.9 million. We achieved cumulative EBITDA of $196.0 million, or 116% of target. Based on the funding scale approved by the Committee, we earned 200% of the targeted performance shares for the 2012-2014 grants. Additionally, the three year TSR performance of the Company was in the top quartile against the designated group of restaurant industry companies, resulting in the total amount earned being increased by a 10% multiplier, for a total payout of 220%.

Compensation Decision Process

Objectives for NEO Compensation

Our executive compensation program is intended to attract, motivate and retain executive officers and to align the interests of our executive officers with shareholders’ interests. The Committee’s objectives for our program include, but are not limited to, the following:

•	Enhancing shareholder value by focusing management on the metrics that drive value;

•

Targeting total compensation opportunities near the size-adjusted 50th percentile of our compensation peer group, based on the Company’s system-wide sales (see “Role of Peer Companies and Competitive Market Data”);

•	Attracting, motivating, and retaining executive talent willing to commit to long-term shareholder value creation;

•	Aligning executive decision making with our business strategy; and

•	Reflecting industry standards, offering competitive total compensation opportunities and balancing the need for talent with reasonable compensation expense.

For our NEOs and select other senior executives, the Committee employs a “pay-for-performance” philosophy that ties a significant portion of incentive compensation opportunity to our Company-wide performance — primarily EBITDA, existing restaurant sales growth, new restaurant development and TSR against the restaurant industry.

Role of Management and the Committee

The Committee approves all compensation for executive officers. For NEOs other than the CEO and the Chief People Experience Officer, our CEO and Chief People Experience Officer make compensation recommendations to the Committee. In making these recommendations, the CEO and Chief People Experience Officer consider peer group market data, individual experience and performance and financial impact to the Company. For the Chief People Experience Officer, our CEO makes separate compensation recommendations to the Committee, without the Chief People Experience Officer being present. The Committee reviews and discusses all recommendations prior to approval.

The Committee is solely responsible for the review of the performance and compensation for the CEO. Management does not make compensation-related recommendations for the CEO. In executive session, without management present, the Committee, in conjunction with its compensation consultant, reviews CEO compensation, including a review of competitive market data and individual performance assessments.

Role of the Independent Compensation Consultant

In 2013 and through its third quarter Committee meeting in August 2014, the Committee retained Aon Hewitt as its independent compensation consultant. Thereafter, the Committee retained a new independent compensation consultant, Pearl Meyer & Partners. In accordance with the Committee’s charter, the consultant reports directly to the Committee. The Committee retains sole authority to hire or terminate its compensation consultant, approve its compensation, determine the nature and scope of services and evaluate its performance. A representative of the compensation consultant attends Committee meetings, as requested, and communicates with the Committee Chair between meetings. The Committee makes all final decisions. Other than Pearl Meyer & Partners’ roles and services listed below with respect to compensation consulting, it performs no other services for the company.

Pearl Meyer & Partners’ specific compensation consultation roles include, but are not limited to, the following:

•	Advise the Committee and management on executive compensation trends and regulatory developments;

•	Provide a total compensation study for executives against the companies in our peer group and recommendations for executive pay;

•	Provide advice to the Committee on governance best practices, as well as any other areas of concern or risk;

•	Serve as a resource to the Committee Chair for meeting agendas and supporting materials in advance of each meeting;

•	Review and comment on proxy disclosure items, including the “Compensation Discussion and Analysis”; and

•	Advise the Committee on management’s pay recommendations.

The Compensation Committee has considered and assessed all relevant factors, including but not limited to those set forth in the Exchange Act, as well as the requirements of NASDAQ, that impact independence and could give rise to a potential conflict of interest with respect to Aon Hewitt and Pearl Meyer & Partners. Based on this review, the Committee determined that Aon Hewitt and Pearl Meyer & Partners were both independent and that there were no conflicts of interest raised by the work performed by either Aon Hewitt or Pearl Meyer & Partners.

Role of Peer Companies and Competitive Market Data

The Committee reviews competitive market data annually for the CEO and at least biennially for the other NEOs, as developed and presented by the Committee’s independent compensation consultant. In February 2014, the Committee reviewed competitive market data for all NEO positions.

How Do We Determine Peer Companies?

We develop a peer group for compensation purposes according to multiple selection criteria:

•	GICS code sub-industry: Restaurant companies

•	Highly-franchised: Restaurants with franchised sales representing approximately 50% or more of system-wide sales/units

•	Annual system-wide sales: Approximately 1/3x to 3x Popeyes’ annual system-wide sales

•	Market capitalization: Approximately 0.2x to 5x Popeyes’ market capitalization

•	Direct competitors: For business and management talent

In November 2013, the Committee, with assistance from its compensation consultant, performed a rigorous review of the selection criteria and approved the following peer companies:

Peer Company	2012 System-Wide Sales	Franchise % By Sales
Brinker International, Inc.	$4,365	37%
Buffalo Wild Wings, Inc.	$2,474	65%
Denny’s Corporation	$2,470	83%
DineEquity, Inc.	$7,198	93%
Domino’s Pizza, Inc.	$7,412	95%
Einstein Noah Restaurant Group	$698	44%
Famous Dave’s of America, Inc.	$497	72%
Jack in the Box, Inc.	$3,868	64%
Krispy Kreme Doughnuts, Inc.	$993	71%
Panera Bread Company	$3,861	53%
Papa John’s International, Inc.	$2,831	79%
Sonic Corp.	$3,791	89%

Median	$3,311	72%

Popeyes (2012 actual)	$2,253	97%
Popeyes (2013 actual)	$2,437	97%
(sales dollars in millions)

How Do We Determine Competitive Market Values?

We utilize peer group and survey data that are “size adjusted” using regression analysis in order to minimize the impact of potential outliers on calculated market median pay levels.

For our Chief Executive Officer and our Chief Financial Officer (excluding our Interim Chief Financial Officer in 2014), we rely solely on peer group proxy disclosure. For other NEO positions, due to more limited peer group pay disclosure, in 2014 we also utilized the Chain Restaurant Compensation Association (CRCA) survey and the Committee’s compensation consultant Aon Hewitt’s Total Compensation Measurement (TCMTM) database for positions with similar responsibilities.

Why Do We Use System-Wide Sales and Not Corporate Revenues?

System-wide sales capture the size, scope and complexity of operating a highly-franchised global business model like ours. System-wide sales are disclosed in a variety of public sources, including a company’s Form 10-K and corporate investor relations websites.

Corporate revenues are not used because they primarily represent a pass-through of franchise royalties and significantly underestimates the size and complexity of our highly-franchised business model. For that reason, we do not use corporate revenues to develop competitive market values and we believe they should not be used by investors or shareholder advisory firms to analyze our compensation programs.

Larger Peer Companies

DineEquity and Domino’s have system-wide revenues that are just beyond 3x our system-wide sales. They are included in our peer group because they are a direct match to our highly-franchised business model (ranging from 93% to 95% franchised) and are direct competitors for management talent. As discussed above, Aon Hewitt utilized regression analysis to mitigate the impact of large and small companies (e.g., Famous Dave’s is below the 1/3x threshold) by size-adjusting competitive market values.

Considerations Regarding 2014 NEO Compensation

Components of 2014 NEO Compensation

The following table outlines the major components of our 2014 executive compensation program for our NEOs:

Pay Component	Purpose	Characteristics	Fixed or Performance	Short or Long-Term
Base Salary	Attract and retain executives through market-based pay	To compensate the executive fairly and competitively for the responsibility level of the position	Fixed	Short-Term

Annual Incentive Plan	Encourages achievement of strategic and financial performance metrics that create long-term shareholder value	Based on achievement of predefined corporate performance objectives	Performance	Short-Term

Long-Term Incentives (“LTI”)	Aligns executives’ long-term compensation interests with shareholders’ investment interests; creates a retention incentive through multi-year vesting and performance cycles	Value to the executive is based on long-term stock price performance and financial performance goal achievement	Performance	Long-Term

Performance Shares (65%)	Motivates and rewards performance achievement over a longer period of time (3 years)	Cumulative EBITDA performance over three years Three-year TSR performance modifier vs. restaurant companies

Stock Options (35%)	Reinforces appropriate behaviors that may increase stock price	Requires stock price growth above the exercise price

Health/Welfare Plans and Retirement Benefits	Provides competitive benefits that promote employee health and productivity and support financial security	Similar to benefits offered to other employees	Fixed	Long-Term

Perquisites	Provides business-related benefits, where appropriate	Limited to Company paid annual medical physicals, life insurance and the Company’s contributory share of the costs of participation in general benefit plans, including medical, dental, life and disability insurance plans.	Fixed	Short-Term

Total Compensation Mix:    Overall, the Committee believes targeted compensation should be more heavily weighted on variable “at-risk” compensation and longer-term components. Our target total compensation for Ms. Bachelder and the other NEOs is approximately 76% and 60% “at-risk” (annual incentive award and LTI), respectively.

Base Salary

The Committee determines base salaries for the NEOs and other executives based on a number of factors, including but not limited to, market data, individual performance, company performance, and management recommendations (except for the CEO). In November 2013 and February 2014, the Committee reviewed market data provided by its compensation consultant Aon Hewitt.

At the November 2013 meeting, the Committee reviewed competitive market data, Ms. Bachelder’s recommendations based on individual performance and the Committee’s assessment of Ms. Bachelder’s performance. Based on this review, the Committee approved modest salary increases for Ms. Bachelder, Mr. Skehan and Mr. Cohen with respect to 2014. The Committee also approved a 10% increase for 2014 for Mr. Lynch to recognize his enhanced strategic planning responsibilities.

Name	2013 Base Salary	2014 Base Salary
Cheryl A. Bachelder	$700,000	$725,000
Andrew G. Skehan	$348,000	$370,000
William P. Matt	—	$370,000
Richard H. Lynch	$338,000	$370,000
Harold M. Cohen	$312,000	$320,000
H. Melville Hope, III	$330,000	$330,000
Tony W. Woodard	$207,778	$214,012

Annual Incentive Plan

NEOs and other executives are eligible to receive annual cash incentives based on the achievement of various performance metrics. The 2014 performance metrics and weightings approved for the NEOs were:

			Operational Metrics
Name	EBITDA	International EBIT	Same-Store Sales	Restaurant Openings	New Restaurant Sales
Cheryl A. Bachelder	60%		20%[1]	10%[1]	10%[1]
Andrew G. Skehan	25%	30%	20%[2]	12.5%[2]	12.5%[2]
William P. Matt	60%		20%[1]	10%[1]	10%[1]
Richard H. Lynch	60%		40%[1]	—	—
Harold M. Cohen	60%		20%[1]	10%[1]	10%[1]
H. Melville Hope, III	60%		20%[1]	10%[1]	10%[1]
Tony W. Woodard	60%		20%[1]	10%[1]	10%[1]

[1]	Represents a system-wide performance goal
[2]	Represents an international performance goal

The basic framework of our Annual Incentive Plan is consistent with prior years. Management and the Committee believe EBITDA growth is critical to our stock price appreciation and our commitment to sustained shareholder value. EBITDA continues to have the highest weighting for our NEOs at 60%, with the exception of our President – International whose weighting is primarily tied to specific international performance goals.

The operational metrics (same store sales, restaurant openings, and new restaurant sales) are critical to our growth objectives. Therefore, the combined operating metrics have a 40% weight (45% for our President – International), which varies by NEO based on their role in the organization. Same-store sales focus on growth within our existing restaurant framework. Restaurant openings and new restaurant sales measure both the volume and quality of new restaurant openings.

Funding.    The Annual Incentive Plan is funded as follows:

•	If EBITDA performance is below 95% of target, then no incentive awards are funded for any metric

•	If EBITDA performance is between 95% of target and target, then the operational metrics must be at target to fund, but are limited to the EBITDA performance / payout scale

•

If EBITDA performance is at or above target, then the operational metrics are delinked from the EBITDA performance / payout scale and are paid out based on each metric’s independent scale and relevant weighting.

Performance / Payout Scales.    The payout opportunities associated with minimum, target and maximum performance levels are consistent across the four performance metrics. The minimum payout opportunity is 50% of target if the minimum performance level is achieved. Target is earned if targeted performance is achieved. The maximum payout opportunity is 200% of target if the maximum performance level is achieved.

The performance requirements for each metric are summarized below. Percentages represent a percent of targeted levels:

•	EBITDA: 95% minimum; 110% maximum

•	International EBIT: 95% minimum; 110% maximum

•	Same-store sales: 95% minimum; 150% maximum

•	Restaurant openings: 95% minimum; 110% maximum

•	New restaurant sales: 95% minimum, 110% maximum

2014 Annual Incentive Targets.    At the start of each fiscal year the Committee approves annual incentive compensation targets (as a % of base salary) based on a review of competitive market data, management’s recommendations and other relevant factors. The 2014 annual incentive targets for our NEOs (which did not change from 2013) are as follows:

Name	Target
Cheryl A. Bachelder	100% of Base Salary
Andrew G. Skehan	60% of Base Salary
William P. Matt	60% of Base Salary
Richard H. Lynch	60% of Base Salary
Harold M. Cohen	60% of Base Salary
H. Melville Hope, III	60% of Base Salary
Tony W. Woodard	30% of Base Salary

2014 Actual Performance.    Actual results and funding for the 2014 Annual Incentive Plan were certified by the Committee, as follows, based on the performance goals and funding scales approved in Q1 2014:

•

EBITDA: The 2014 performance target was $74.7M. We achieved EBITDA of $74.7M, or 100% of target. The EBITDA portion was funded at 100%. The operational metrics were funded independently because EBITDA achieved the performance target.

•

Same store sales: The domestic and system-wide same store sales growth goals for 2014 were 3.5% and 3.4% respectively. We achieved domestic same-store sales growth of 6.3% (200% funding) and system-wide same-store sales growth of 6.2% (200% funding).

•

Restaurant openings: The domestic and system-wide restaurant opening goals for 2014 were 115 and 200, respectively. We achieved domestic restaurant openings of 120 (150% funding) and system-wide restaurant openings of 201 (100% funding).

•

New restaurant sales: The domestic and system-wide new restaurant sales goals for 2014 were $73.4M and $90.0M, respectively. We achieved domestic new restaurant sales of $72.7M (90% funding) and system-wide new restaurant sales of $91.6M (110% funding).

•

International EBIT: The 2014 performance target was $5.8M. We achieved International EBIT of $7.1M, or 122% of target. The International EBIT portion was funded at 200%. The International operational metrics were funded independently because International EBIT exceeded the performance target.

•	International same-store sales: The international same-store sales growth goal for 2014 was 3.0%. We achieved international same-store sales growth of 5.1% (200% funding).

•	International restaurant openings: The international restaurant opening goal for 2014 was 85 restaurants. We achieved international openings of 81 restaurants (60% funding).

•	International new restaurant sales: The international new restaurant sales goal for 2014 was $16.6M. We achieved international new restaurant sales of $18.8M (200% funding).

The following table summarizes the 2014 bonuses earned based on actual performance, as compared to the target opportunity for each NEO:

	2014 Annual Incentive Awards
Name	Target Incentive Award ($)	Actual Incentive Award ($)		Percent of Target Incentive Award
Cheryl A. Bachelder	$725,000	$877,250		121%
Andrew G. Skehan	$222,000	$349,650		158%
William P. Matt	$222,000	$103,315	[1]	47%
Richard H. Lynch	$222,000	$310,800		140%
Harold M. Cohen	$192,000	$232,320		121%
H. Melville Hope, III	$198,000	$—		—%
Tony W. Woodard	$64,204	$77,686		121%

[1]	Mr. Matt’s actual incentive award was prorated based upon his start date as our CFO of August 21, 2014.

Long-Term Incentives (“LTI”)

The grant-date value of long-term incentives consists of 35% stock option value and 65% performance share value. Annually, the Committee determines the grant-date value for each executive based on a review of competitive market data, individual performance, historical awards and management’s recommendations.

Stock Options.    Stock options vest one-third per year to reinforce retention and alignment with our performance share program, commencing one year after the grant date. The stock options have value only if our stock price increases over the exercise price at grant.

Performance Shares.    Our current program was implemented in 2012:

•

Three-year cumulative EBITDA:    A three-year cumulative EBITDA goal is approved by the Committee at the start of the performance period. Payouts are earned based on a sliding scale of performance above and below the performance goal. The sliding scale is anchored by a minimum performance requirement of 95% of three-year cumulative EBITDA. If 95% of the performance goal is not achieved, then no performance shares are earned. If 95% is achieved, then 50% of the targeted shares are earned. If 100% of the performance goal is achieved, then a target award is earned. The maximum performance requirement is 110% of cumulative EBITDA. If maximum performance is achieved, then 200% of the targeted shares are earned.

•

Three-year TSR:    The number of shares earned by three-year cumulative EBITDA performance will be adjusted based on our three-year TSR against a broader of group of restaurant companies (market cap ranges from $100M to $10B). This broader group represents restaurant companies competing with Popeyes for investment dollars. Shares earned will be adjusted -10% if three-year TSR performance is in the bottom quartile, and will be adjusted +10% if three-year TSR performance is in the upper quartile. TSR, as defined in the new three-year program, represents stock price appreciation and dividends over the three-year performance period.

Performance Share Peer Group Companies

2012-2014 Grants

Arcos Dorados Holdings, Inc.	Chuy’s Holdings, Inc.	Krispy Kreme Doughnuts, Inc.
Biglari Holdings, Inc.	Cracker Barrel Old Country Store	Luby’s, Inc.
BJ’s Restaurants, Inc.	Darden Restaurants, Inc.	Nathan’s Famous, Inc.
Bloomin’ Brands, Inc.	Del Friscos Restaurant Group, LLC	Panera Bread Company
Bob Evans Farms	Dennys Corporation	Papa Johns International, Inc.
Bravo Brio Restaurant GP, Inc.	DineEquity, Inc.	Red Robin Gourmet Burgers
Brinker Intl, Inc.	Domino’s Pizza, Inc.	Ruby Tuesday, Inc.
Buffalo Wild Wings, Inc.	Dunkin’ Brands Group, Inc.	Ruths Hospitality Group, Inc.
Burger King Worldwide, Inc.	Einstein Noah Restaurant Group	Sonic Corp.
Carrols Restaurant Group, Inc.	Fiesta Restaurant Group, Inc.	Texas Roadhouse, Inc.
CEC Entertainment, Inc.	Ignite Restaurant Group, Inc.	Tim Hortons, Inc.
Cheesecake Factory, Inc.	Jack in the Box, Inc.	Wendy’s Co.
Chipotle Mexican Grill, Inc.	Jamba, Inc.

In 2014, performance share grants related to the current three-year program for the 2014-2016 cycle. The 2014 equity grants made to our NEOs are summarized below:

Name	Stock Options	Exercise Price	Performance Shares
Cheryl A. Bachelder	30,105	$41.66	24,335
Andrew G. Skehan	5,244	$41.66	4,239
William P. Matt	2,341	$39.27	1,893
Richard H. Lynch	6,410	$41.66	5,181
Harold M. Cohen	5,244	$41.66	4,239
H. Melville Hope, III	—	—	—
Tony W. Woodard	971	$41.66	785

2012-2014 Actual Performance.    For our three-year performance share program that concluded in 2014, the 2012-2014 cumulative EBITDA target was $168.9M. We achieved cumulative EBITDA of $196.0M, or 116% of target. Based on the funding scale approved by the Committee, we earned 200% of the targeted performance shares. In addition, our three-year TSR performance was in the top quartile against the designated group of restaurant industry companies, resulting in the total amount earned being increased by a 10% multiplier, for a total payout of 220%.

The performance shares earned under our 2012-2014 grant, based on 2012-2014 performance, are as follows:

Name	Performance Shares Earned[1]
Cheryl A. Bachelder	95,218
Andrew G. Skehan	12,117
William P. Matt	—
Richard H. Lynch	12,117
Harold M. Cohen	13,849
H. Melville Hope, III	—
Tony W. Woodard	3,150

[1]	Represents the shares earned from the 2012-2014 grant cycle for EBITDA performance plus 10% earned as result of the achievement of a three year TSR in the upper quartile of the designated peer group.

Retention and Initial Employment Grants.

In August 2014, the Committee approved a restricted stock grant for Mr. Skehan in the amount of 1,491 shares. The grant has a three year cliff vesting from the date of the grant provided Mr. Skehan is an employee of the Company at the time of vesting. The Committee believes it was in the best interest of the Company and its shareholders to make this retention grant to Mr. Skehan who plays a critical role in achieving our strategic plans. Also in August 2014, the Committee approved an initial employment restricted stock grant for Mr. Matt in the amount of 5,000 shares. The grant has a one year cliff vesting from the date of the grant provided Mr. Matt is an employee of the Company at the time of vesting. The Committee believes it was in the best interest of the Company and its shareholders to make this initial employment grant to Mr. Matt as part of his initial compensation package.

Stock Ownership Guidelines

Executives:    Target ownership for our CEO is four times annual base salary. Our other NEOs have a guideline of one times annual base salary. Executives have five years to achieve their ownership guideline. The Committee reviews progress towards achievement annually. For purposes of calculating ownership under the guidelines, we include outright shares owned by the executive and restricted shares (post-tax). We do not include unearned performance shares or vested / unvested stock options. In addition, we require executive officers to retain 33% of the net shares received from any equity-based awards, after deductions for taxes and exercise costs, until the ownership guidelines are met.

Non-employee directors:    The stock ownership guideline for non-employee directors was increased to five times annual retainer. See the section entitled “Director Compensation for 2014” for a detailed description of this guideline.

Equity Compensation Grant Practices

Stock options are awarded at the closing price of our stock on the date of the grant. It is the intention of the Committee to approve grants under the long term incentive plan at a committee meeting in the first quarter of our fiscal year in order to maximize the motivational value associated with the awards and to comply with Section 162(m) tax deductibility standards. Share awards are typically approved by the Committee with a grant date to coincide with a common anniversary of prior grants. Grant amounts are determined by dividing the dollar value approved by the Committee by our average share price for the 30-day period immediately preceding the grant date. The 30-day average is used to minimize the volatility of daily share price movements on grant amounts.

Retirement, Perquisites, and Other Benefits

To provide our NEOs with a competitive level of benefits, NEOs are eligible for an annual executive physical, pre-retirement life insurance of five times base salary and disability benefits that make up, in part, for limits on our broad-based plan. Other than an enhanced disability benefit, members of senior management participate in our other benefit plans on the same terms as other employees. These plans include 401(k) matching contributions, and medical, dental and life insurance. Relocation benefits also are reimbursed from time to time, but are individually negotiated when they occur. We do not have a pension plan or a deferred compensation arrangement that covers the NEOs or any other employees.

Limitations on the Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly-held corporations to $1 million per NEO, excluding the Chief Financial Officer. The $1 million limitation does not apply to compensation that qualifies as performance-based. The Company considers the tax and accounting impact of all compensation decisions and balances the need for competitive compensation programs with the desire to control expenses and maximize tax deductibility. The Committee intends to use performance-based compensation to mitigate the deduction limits. Consequently, our annual and long-term incentive plans have been designed to qualify as performance-based compensation and meet the Section 162(m) requirements. However, we must attract, retain and reward critical executive talent to maximize shareholder value and the loss of a tax deduction may be necessary and appropriate in certain circumstances.

Employment Agreements

We have employment agreements with each of our NEOs (except for our Interim Chief Financial Officer). Their employment agreements provide for base salary subject to annual adjustment by the Committee, an annual incentive award, participation in Company-sponsored broad-based and executive benefit plans and such other compensation as may be approved by the Board of Directors. Generally, our employment agreements have a term of one year, unless earlier terminated or otherwise renewed pursuant to the terms thereof and are automatically extended for successive one-year periods following the expiration of each term unless notice is given by the Company or the executive not to renew. Severance benefits, change in control provisions and other perquisites available under these employment agreements are described under the heading “Potential Payments Upon Termination or Change in Control”.

Change-in-Control Coverage

The Committee believes it is important to protect our NEOs in the event of a change in control and a subsequent termination of their employment without cause or a material diminution of or change in responsibilities, duties or title, or a material reduction or change in pay and benefits. Further, it is our belief that the interests of our executives should be aligned with those of our shareholders. The Committee believes that providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to accept or maintain employment with us, or to pursue potential change in control transactions that may be in the best interests of shareholders. Our employment agreements provide for a “double trigger” for change in control — meaning that change in control benefits will only be paid (1) if there is a change in control (as defined in the employment agreement) and (2) if within one year of the change in control, the employee’s employment is terminated without cause, or there is a material diminution of or change in the employee’s responsibilities, duties or title, or there is a material reduction or change in pay and benefits that is not part of a reduction in pay and benefits that applies to all of our executive officers. In the event that both triggers are satisfied, the employee may terminate his or her employment and receive the same severance he or she would have received upon a termination without cause.

Recoupment (“Clawback”) Policy

We have adopted an incentive-based compensation recovery policy for executive officers. If we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, we will seek to recover incentive-based compensation (including stock options) from any of our current or former executive officers who (a) received incentive-based compensation during the three-year period preceding the date on which we announce we are required to prepare the accounting restatement and (b) engaged in misconduct or negligent conduct resulting, directly or indirectly, in our being required to prepare the accounting restatement. We will seek to recover the excess of the incentive-based compensation paid to the executive officer based on the erroneous data over the incentive-based compensation that would have been paid to the executive officer if the financial accounting statements had been as presented in the restatement.

Hedging, Pledging and Insider Trading Compliance Policy

Our Insider Trading Compliance Policy prohibits all our employees and directors from engaging in hedging, derivative and margin transactions with respect to our securities and prohibits our directors and executive officers from pledging our securities. None of our executive officers or directors holds any of our stock subject to pledge. Our Insider Trading Compliance Policy also prohibits our employees, officers and directors from purchasing or selling our securities while in possession of material non-public information, and limits purchases or sales of our securities by directors and senior officers to designated trading windows.

Compensation Program Risk Assessment

In 2014, The Committee reviewed a comprehensive compensation program risk assessment conducted by Aon Hewitt. The Committee concluded that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

Our compensation program provides a balanced mix of cash and equity, annual and long-term incentives, and stock price performance and internal financial performance metrics, all of which mitigate risk. Specific program features that mitigate risk include:

•	Using a combination of performance shares and stock options for equity awards balances risk incentives between stock price appreciation and internal financial performance;

•	The performance share program implemented in 2012 measures three-year cumulative performance, an enhancement that separates the time frames being measured by the annual and long-term incentive plans;

•	We utilize a combination of internal (EBITDA) and external (TSR) performance metrics;

•	Annual incentive awards and performance share awards to executive officers are capped at a maximum performance level;

•

The performance goals under our annual and long-term incentive programs include Company-wide and division metrics which we believe encourage decision-making that is in the best long-term interest of shareholders;

•	Company-wide and division performance goals are reviewed and approved by the Committee;

•	No single executive has complete and direct influence over any of the performance metrics;

•	The time-based and performance-based vesting of three years for our long-term incentive equity awards helps ensure that our executives’ long-term interests align with those of our shareholders; and

•	All NEOs are subject to stock ownership guidelines.

2015 Executive Compensation Actions

In February 2015, the Committee approved the following changes to the executive compensation program for 2015:

•	Executive base salaries were increased to improve competitiveness;

•	Target short-term incentive opportunities as a percent of salary remained the same;

•

The measures and weights for the 2015 short-term incentive plan remained the same, but performance ranges were reset based on expectations for the year, all measures will operate independently once the Company’s threshold EBITDA level is obtained, and full interpolation will be used to calculate payouts for performance between threshold and maximum;

•	Target long-term incentive grant values were increased to improve competitiveness; and

•

The annual equity award mix was changed to 25% restricted stock with 3-year cliff vesting, 25% stock options with 3-year ratable vesting, and 50% performance shares tied to 3-year cumulative EBITDA with a plus or minus 10% adjustment based on the Company’s 3-year relative total shareholder return.

The Committee believes that these changes are reasonable and appropriate in order to (a) recognize the extraordinary performance of the executive leadership team, (b) maintain the competitiveness of the compensation program, (c) continue a strong alignment between executive pay and Company performance, and (d) retain our talented and successful team.

2014 SUMMARY COMPENSATION TABLE

The following table includes information concerning compensation for the CEO, the current CFO, the former CFO and the Interim CFO, as well as the three other executive officers having the highest total compensation calculated in accordance with SEC rules and regulations (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Cheryl A. Bachelder	2014	719,231		1,047,865	542,492	877,250	39,829	3,226,667
Chief Executive Officer	2013	694,231		1,250,471	387,433	729,400	39,279	3,100,814
	2012	687,981	25,000	1,265,541	360,761	737,100	37,248	3,113,631

Andrew G. Skehan	2014	360,391		243,215	94,497	349,650	26,203	1,073,956
President – International

William P. Matt	2014	130,923	100,000	273,187	39,113	103,315	56,604	703,142
Chief Financial Officer

Richard H. Lynch	2014	370,000		223,094	115,508	310,800	26,258	1,045,660
Chief Global Brand Officer	2013	338,615		177,034	58,755	210,101	26,422	810,927
	2012	329,423		217,942	45,914	248,511	25,623	867,413

Harold M. Cohen	2014	319,200		182,531	94,497	233,307	32,148	861,683
General Counsel	2013	310,385		178,414	59,403	195,062	29,859	773,123
	2012	306,942	10,000	172,865	52,477	197,265	29,521	769,070

H. Melville Hope, III	2014	142,690		—	—	—	1,722,756	1,865,446
Chief Financial Officer	2013	330,000		226,892	74,254	206,316	28,582	866,044
	2012	334,038	10,000	207,852	65,597	214,704	28,825	861,016

Tony W. Woodard	2014	214,012		33,802	17,497	77,686	197,757	540,754
Interim Chief Financial Officer

(1)	The amount in this column for Mr. Matt reflects a signing bonus paid in the amount of $100,000 upon his joining the Company as CFO. The other amounts in this column reflect the cash awards made to the named individuals in recognition of their efforts on special projects successfully undertaken by the Company during fiscal 2012.

(2)	Amounts in this column are calculated utilizing the grant date fair value of restricted stock under FASB ASC Topic 718. The grant date fair values of restricted stock awards with only service conditions (which are included in the table above for 2014 with respect to Mr. Skehan and Mr. Matt, and with respect to 2012 for Mr. Lynch, with respect to retention grants made to Mr. Skehan and Mr. Lynch in 2014 and 2012, respectively, and an initial employment grant for Mr. Matt in 2014) are calculated using the Nasdaq Global Market closing price of our stock on the date of grant. The grant date fair values of restricted stock awards with service and market conditions are valued utilizing a Monte Carlo simulation model. With respect to the restricted performance shares granted subject to performance conditions, the grant date fair value is based on a 100% probability of meeting the target performance conditions. See Note 13 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 28, 2014, regarding assumptions underlying valuation of equity awards. An overview of the features of our performance share awards can be found in the “Compensation Discussion and Analysis” section above. The maximum grant date fair value of the performance share grants in this column related to the three year program for the fiscal 2014-2016 cycle, which has performance conditions and, assuming the highest level of performance conditions will be achieved, is equal to 200% of the respective target amounts. The maximum value that could be earned by each named executive officer under the performance awards is as follows:

Name	Value at Target ($)	2014-2016 Cycle Maximum Value (200% of Target) ($)
Cheryl A. Bachelder	1,047,865	2,095,730
Andrew G. Skehan	182,531	365,063
William P. Matt	76,837	153,674
Richard H. Lynch	223,094	446,188
Harold M. Cohen	182,531	365,063
H. Melville Hope, III	—	—
Tony W. Woodard	33,802	67,604

(3)	Amounts in this column are calculated utilizing the grant date fair value of stock options under FASB ASC Topic 718. The grant date fair value of option awards was estimated using a Black-Scholes option-pricing model. See Note 13 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 28, 2014 regarding assumptions underlying valuation of equity awards. An overview of the features of our stock option awards can be found in the “Compensation Discussion and Analysis” section above.

(4)	The amounts in this column reflect the cash awards earned by the named individuals under the annual incentive plan. For information about the 2014 Incentive Plan, see “Annual Incentive Plan” in the “Compensation Discussion and Analysis” section above.

(5)	The amounts shown in this column for 2014 reflect the following components:

•	With respect to Messrs. Skehan, Cohen and Hope, the amounts of $2,021, $2,600 and $2,572, respectively, for the cost of an annual physical examination.

•

With respect to Ms. Bachelder, and Messrs. Skehan, Matt, Lynch and Cohen, the amounts of $12,851, $4,621, $3,827, $6,156 and $3,782, respectively, for a Company paid life insurance policy having death benefits of five times the executive’s base salary.

•	With respect to Ms. Bachelder, and Messrs. Skehan, Lynch, Cohen and Woodard, the amounts of $6,500, respectively, for matching contributions to each individual’s account in our 401(k) plan.

•

With respect to Ms. Bachelder, and Messrs. Skehan, Matt, Lynch, Cohen, Hope and Woodard, the amounts of $20,091, $12,854, $4,878, $13,008, $19,059, $8,159, and $18,791, respectively, for the amounts of our contributory share of the costs of each individual’s participation in our general benefit plans, including medical, dental, life and disability insurance plans.

•

With respect to Ms. Bachelder and Messrs. Skehan, Matt, Lynch, Cohen, Hope and Woodard, the amounts of $387, $207, $56, $594, $207, $88 and $135, respectively, for the costs to us for each individual’s participation in our group term life insurance policy.

•	With respect to Mr. Matt, the amount of $47,843 for relocation expenses, which was comprised of $31,264 for actual relocation expenses and $16,579 for a tax gross-up.

•

With respect to Mr. Hope, this column also includes amounts paid in connection with his Separation Agreement and Consulting Agreement discussed above under the “Departure of NEOs in 2014” subsection of the “Compensation Discussion and Analysis” section above. The amounts include: $729,000 in a lump sum cash payment; the amount of $577,046 related to the acceleration of vesting of restricted stock and earned performance shares; and the amount of $255,891 related to the acceleration of vesting of stock option awards; and the amount of $150,000 under the Consulting Agreement.

•

With respect to Mr. Woodard, this column also includes amounts paid in connection with his service as Interim Chief Financial Officer as discussed above under the “Departure of NEOs in 2014” subsection of the “Compensation Discussion and Analysis” section above. The amounts include: an increase in base salary during the time he served as Interim Chief Financial Officer in the cumulative amount of $79,331, and a cash award in the amount of $93,000.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2014

The following table sets forth certain information regarding potential payouts under the 2014 Incentive Plan and certain information regarding performance shares and stock options granted during the fiscal year ended December 28, 2014 to each of our named executive officers.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise Or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock And Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Cheryl A. Bachelder		362,500	725,000	1,450,000
	4/5/2014				12,168	24,335	48,670		30,105	41.66	1,590,357

Andrew G. Skehan		111,000	222,000	444,000
	4/5/2014				2,120	4,239	8,478		5,244	41.66	337,712
	8/26/2014							1,491			60,684

William P. Matt		51,658	103,315	206,630
	8/21/2014				947	1,893	3,786		2,341	39.27	312,300
	8/21/2014							5,000			196,350
Richard H. Lynch		111,000	222,000	444,000
	4/5/2014				2,591	5,181	10,362		6,410	41.66	338,602

Harold M. Cohen		96,000	192,000	384,000
	4/5/2014				2,120	4,239	8,478		5,244	41.66	277,028

H. Melville Hope, III		99,000	198,000	396,000

Tony W. Woodard		32,102	64,204	128,408
	4/5/2014				393	785	1,570		971	41.66	51,300

(1)	Reflects the threshold, target and maximum payment levels under the 2014 Incentive Plan. Actual amounts earned by our named executive officers are reported in the Non-Equity Incentive Plan Compensation column in the 2014 Summary Compensation Table.

(2)	Reflects the threshold, target and maximum number of performance shares that would be payable if the three year performance criteria relating to the performance based restricted stock grants under the 2014 long term incentive plan is met. For information about the performance criteria, see “Compensation Discussion and Analysis”.

(3)	Reflects the number of restricted stock shares granted to Mr. Skehan as a retention grant and to Mr. Matt as an initial employment grant. Mr. Skehan’s award has a cliff vesting date of September 2, 2017. Mr. Matt’s award has a cliff vesting date of August 21, 2015.

(4)	Reflects the number of stock options granted under the 2006 Stock Incentive Plan. The stock options vest over a three year period with 1/3 vesting on April 5, 2015, April 5, 2016 and April 5, 2017, respectively.

(5)	Reflects the grant date fair value of performance shares and stock options under FASB ASC Topic 718 granted to each of the named executive officers in 2014. With respect to the performance shares, the grant date fair value is based on a 100% probability of meeting the target performance conditions. The grant date fair value of option awards was estimated on the date of grant using a Black-Scholes option-pricing model. There can be no assurance that the grant date fair value of the performance shares and option awards will ever be realized.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table includes information regarding the value of all unexercised options and restricted stock awards held by the named executive officers as of December 28, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Cheryl A. Bachelder		30,105	(2)	41.66	04/05/14	04/05/21
	65,900			8.30	08/31/09	08/31/16
	62,011			10.94	04/05/10	04/05/17
	38,810			15.32	04/05/11	04/05/18
	31,073	15,537	(2)	16.52	04/10/12	04/10/19
	8,565	17,132	(2)	34.75	04/05/13	04/05/20
							3,992	(3)	223,672
										43,281	(7)	2,425,034
										24,335	(8)	1,363,490
										22,840	(9)	1,279,725
Andrew G. Skehan		5,244	(2)	41.66	04/05/14	04/05/21
	1,199	2,399	(2)	34.75	04/05/13	04/05/20
	3,954	1,978	(2)	16.52	04/10/12	04/10/19
							1,491	(6)	83,541
										3,198	(7)	179,184
										5,508	(8)	308,613
										4,239	(9)	237,511
William P. Matt		2,341	(2)	39.27	08/21/14	08/21/21
							5,000	(5)	280,150
										1,893	(9)	106,065
Richard H. Lynch	8,300			8.30	08/31/09	08/31/16
	7,810			10.94	04/05/10	04/05/17
	4,730			15.32	04/05/11	04/05/18
	3,954	1,978	(2)	16.52	04/10/12	04/10/19
	1,299	2,598	(2)	34.75	04/05/13	04/05/20
		6,410	(2)	41.66	04/05/14	04/05/21
							3,632	(4)	203,501
										5,508	(7)	308,613
										3,464	(8)	184,088
										5,181	(9)	290,291
Harold M. Cohen	1,520	2,260	(2)	16.52	04/10/12	04/10/19
	1,313	2,627	(2)	34.75	04/05/13	04/05/20
		5,244	(2)	41.66	04/05/14	04/05/21
										6,295	(7)	352,709
										3,502	(8)	196,217
										4,239	(9)	237,511
H. Melville Hope, III

Tony W. Woodard	2,300			8.30	08/31/09	08/31/16
	2,164			10.94	04/05/10	04/05/17
	1,340			15.32	04/05/11	04/05/18
	1,028	514	(2)	16.52	04/10/12	04/10/19
	259	520	(2)	34.75	04/05/13	04/05/20
		971	(2)	41.66	04/05/14	04/05/21
										1,432	(7)	80,235
										693	(8)	38,829
										785	(9)	43,984

(1)	Market value was calculated using the closing price of our stock on the last business day of fiscal 2014 ($56.03) multiplied by the number of unvested shares on December 28, 2014.

(2)	The stock options vest in equal parts on each of the first three anniversaries of the date of the grant.

(3)	The restricted stock units earned by Ms. Bachelder as a Board member of the Company prior to becoming CEO are fully vested, but the shares are not issued until such time as Ms. Bachelder no longer serves on the Company’s Board of Directors.

(4)	The restricted stock vested on April 5, 2015.

(5)	The restricted stock vests on August 21, 2015.

(6)	The restricted stock vests on September 2, 2017.

(7)	The restricted stock was earned on April 5, 2015, as performance measure conditions were satisfied. The performance measure of 2012-2014 EBITDA was achieved at 116% of target; therefore, the award was earned at 200% of target, plus an additional 10% as the TSR performance of the Company was in the top quartile of the designated group of restaurant industry companies.

(8)	The restricted stock will only vest if the performance measures conditions for the cumulative fiscal years of 2013-2015 are satisfied and the recipient continuously remains our employee through the three year measurement period.

(9)	The restricted stock will only vest if the performance measure conditions for the cumulative fiscal years of 2014-2016 are satisfied and the recipient continuously remains our employee through the three year measurement period.

OPTION EXERCISES AND STOCK VESTED IN 2014

The following table includes information regarding exercises of stock options, performance shares and restricted stock that vested during 2014 for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Cheryl A. Bachelder	37,408	1,102,788	41,106	1,172,476
Andrew G. Skehan	—	—	3,438	143,227
William P. Matt	—	—	—	—
Richard H. Lynch	45,000	1,642,566	5,002	208,383
Harold M. Cohen	8,758	265,729	5,002	228,383
H. Melville Hope, III	12,662	255,275	14,676	577,046
Tony W. Woodard	—	—	1,423	59,282

(1)	Performance share grants related to the 2011-2013 grant cycle vested on April 5, 2014. The closing market price of our common stock on April 4, 2014, the last trading date immediately prior to the date of the vesting of the performance share grants, was $41.66 per share.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our Compensation Committee believes that we should provide reasonable severance benefits to our employees, and that it is necessary to provide these benefits in order to retain our management. With respect to senior management, these severance benefits are intended to reflect the fact that it may be difficult for employees at the senior level to find comparable employment within a short period of time.

Mr. Hope departed the Company on May 23, 2014. The amount Mr. Hope received upon his departure from the Company is described in “Compensation Discussion and Analysis — Departure of H. Melville Hope, III” and is reflected in the Summary Compensation Table for 2014.

Mr. Woodard’s appointment as Interim Chief Financial Officer ended on August 20, 2014. The amount that Mr. Woodard would be eligible to receive if his employment with the Company is terminated without cause prior to May 13, 2015 is described in “Compensation Discussion and Analysis — Interim Chief Financial Officer Duties of Tony W. Woodard”.

As of the end of our fiscal year 2014, we had employment agreements with our named executive officers that provide for defined severance benefits upon the occurrence of certain employment termination events including death, disability, termination without cause and termination as a result of a change of control which is discussed further below.

Where the termination is without “cause,” these employment agreements provide for benefits equal to (a) two years of base salary and targeted incentive award and a pro rata portion of the target incentive award in the year of termination in the cases of our CEO and General Counsel, and (b) one year of base salary and targeted incentive award and a pro rata portion of the target incentive award in the year of termination in the case of our other NEOs (except for our Interim Chief Financial Officer). These employment agreements also provide that we accelerate unvested rights under any equity grants. The benefits described above are conditioned upon the delivery of a general release in favor of the Company.

Where the termination is for “cause” or voluntary on the part of any member of senior management, our employment agreements do not provide for severance benefits and there is no acceleration of any unvested rights under any equity grants. We consider early retirement a voluntary termination for these purposes and our employment agreements do not provide for severance benefits or acceleration of any unvested rights under any equity grants in this event. For our executives, “cause” will be deemed to exist where the individual commits fraud or is convicted of a crime involving moral turpitude, has been guilty of gross neglect or gross misconduct resulting in harm to us, failed to materially comply with our policies or shall have refused to follow or comply with our policies or the duly promulgated directives of the Board of Directors, breached a covenant not to disclose proprietary or confidential information, non-disparagement or non-solicitation or otherwise materially breaches the terms of employment with us.

For purposes of these benefits, a change in control is deemed to occur, in general, if there is dissolution or liquidation of the Company, reorganization, merger or consolidation which results in new owners of over 50% of our outstanding shares or a disposition of all or substantially all of our assets.

The following table reflects the amounts that would be payable to each of the named executive officers in the event of a change in control and certain subsequent termination events triggering payments, involuntary not-for-cause termination, and in the event of death or disability. The amounts shown assume that such termination, death or disability was effective as of December 28, 2014. Our closing stock price on the last business day prior to December 28, 2014 was $56.03.

Name	Base Salary ($)	Annual Incentives ($)	Stock Options (unvested and accelerated) ($)	Stock Awards (unvested and accelerated) ($)(1)	Career Planning ($)(2)	Estimated Tax Gross-Up $(3)	Total ($)

Cheryl A. Bachelder
Change in Control	1,450,000	1,450,000	1,411,045	5,291,921	—	—	9,602,966
Termination Without Cause	1,450,000	1,450,000	1,411,045	5,291,921	15,000	—	9,617,966
Death	—	750,000	—	—	—	—	750,000
Disability	—	750,000	—	—	—	—	750,000

Andrew G. Skehan
Change in Control	370,000	222,000	204,558	808,849	—	N/A	1,605,407
Termination Without Cause	370,000	222,000	204,558	808,849	15,000	N/A	1,620,407
Death	—	222,000	—	—	—	N/A	222,000
Disability	—	222,000	—	—	—	N/A	222,000

William P. Matt
Change in Control	370,000	222,000	39,235	386,215	—	N/A	1,017,450
Termination Without Cause	370,000	222,000	39,235	386,215	15,000	N/A	1,032,450
Death	—	222,000	—	—	—	N/A	222,000
Disability	—	222,000	—	—	—	N/A	222,000

Richard H. Lynch
Change in Control	370,000	222,000	225,548	996,494	—	—	1,814,042
Termination Without Cause	370,000	222,000	225,548	996,494	15,000	—	1,829,042
Death	—	222,000	—	—	—	—	222,000
Disability	—	222,000	—	—	—	—	222,000

Harold M. Cohen
Change in Control	640,000	384,000	220,551	786,437	—	—	2,030,988
Termination Without Cause	640,000	384,000	220,551	786,437	15,000	—	2,045,988
Death	—	192,000	—	—	—	—	192,000
Disability	—	192,000	—	—	—	—	192,000

Tony W. Woodard
Change in Control	—	—	—	—	—	N/A	—
Termination Without Cause	214,012	—	—	163,047	15,000	N/A	392,0599
Death	—	—	—	—	—	N/A	—
Disability	—	—	—	—	—	N/A	—

(1)

Assumes unvested time based stock options and restricted stock, and performance shares for which performance goals have been established, would accelerate and vest upon a change in control or upon a termination without cause. For purposes of this table, it is assumed that all of the stock options and restricted stock shares held by Ms. Bachelder and Messrs. Skehan, Matt, Lynch and Cohen would accelerate as of December 28, 2014. For purposes of this table, it is assumed that with respect to performance shares for which performance goals have been established, held by Ms. Bachelder and Messrs. Skehan, Matt, Lynch, Cohen and Woodard would accelerate as of December 28, 2014 on a prorated basis equal to the target amount of performance shares multiplied by a fraction, the numerator of which is the number of whole months elapsed in the performance period of the grant prior to the date of termination and the denominator of which is 36, the number of total months in the performance period. Our closing stock price on the last business day prior to December 28, 2014 was $56.03.

(2)	Upon a termination without cause, we would provide outplacement services for a period of six months.

(3)	There were no estimated tax gross-ups in connection with any potential payouts to our NEOs.

DIRECTOR COMPENSATION FOR 2014

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Board of Directors considers the significant amount of time that directors expend in fulfilling their duties to us as well as the experience and skills of the Board member.

Upon election to the Board at our annual meeting of shareholders, non-employee members of the Board (other than the Chairman of the Board) receive an annual cash retainer of $50,000. The Chairman of the Board receives an annual cash retainer of $150,000. The directors who serve as chair of the Audit Committee and the People Services (Compensation) Committee each receive $15,000 annually in addition to the annual cash retainer. The director who serves as chair of the Corporate Governance and Nominating Committee receives $7,500 annually in addition to the annual cash retainer. Additionally, all non-employee members of the Board of Directors receive an annual grant of restricted stock units equal to $85,000, with the number of restricted stock units granted being based on a 30 day average of our closing stock price prior to the date of the grant. Such non-employee directors do not receive actual shares of Company stock until termination of board service. Non-employee directors are required to accumulate three times their annual cash retainer over the first five years of service.

Cheryl A. Bachelder receives no additional compensation for serving as a member of the Board of Directors. Ms. Bachelder’s compensation as CEO and President can be found in the Summary Compensation Table above.

The following table includes information regarding the compensation paid to our non-employee directors for 2014:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Krishnan Anand	65,000	84,964	149,964
Victor Arias, Jr.	50,000	84,964	134,964
Carolyn Hogan Byrd	57,500	84,964	142,464
John M. Cranor, III	150,000	84,964	234,964
R. William Ide, III	0	134,963	134,963	(3)
Joel K. Manby	50,000	84,964	134,964
Martyn R. Redgrave	65,000	84,964	149,964

(1)	The amounts shown in this column include annual cash retainers and committee chairmanship fees.

(2)	Amounts in this column are calculated utilizing the grant date fair value of restricted stock units under FASB ASC Topic 718. The grant date fair values of the restricted stock unit awards are calculated using the Nasdaq Global Market closing price on the date of grant. See Note 13 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 28, 2014, regarding assumptions underlying valuation of equity awards. The actual grant date fair value of restricted stock units differs from the estimated grant date fair value of $85,000 as the actual grant amount for each director was calculated by dividing the value of $85,000 by the 30 day average of our closing stock price prior to the date of the grant.

(3)	Mr. Ide elected to receive the cash portion of his director compensation in the manner of a stock award.

The following table reflects the outstanding restricted stock units held by our non-employee directors as of December 28, 2014:

Krishnan Anand	14,987
Victor Arias, Jr.	37,919
Carolyn Hogan Byrd	37,919
John M. Cranor III	36,036
R. William Ide, III	39,216
Joel K. Manby	3,663
Martyn R. Redgrave	3,364

COMPENSATION COMMITTEE REPORT

The People Services (Compensation) Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the 2015 proxy statement and incorporated by reference in the Annual Report on Form 10-K for the year ended December 28, 2014 filed with the Securities and Exchange Commission.

The People Services (Compensation) Committee

Krishnan Anand, Chair Victor Arias, Jr. Joel K. Manby Martyn R. Redgrave

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 28, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:
AFC Enterprises, Inc. 2002 Incentive Stock Plan	0	$—	0
AFC Enterprises, Inc. 2006 Incentive Stock Plan	427,488	$20.35	1,106,537
Equity compensation plans not approved by security holders:

Total	427,488	$20.35	1,106,537

(1)	During 2005, in connection with the declaration of a special cash dividend, our Board of Directors approved adjustments to outstanding options under our Employee stock option plans. The modifications adjusted the exercise price and the number of shares associated with each employee’s outstanding stock options to preserve the value of the options after the special cash dividend. We did not recognize a charge as a result of the modifications because the intrinsic value of the awards and the ratio of the exercise price to the market value per share for each award did not change.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 27, 2015. PwC also served as our independent registered public accounting firm to audit our consolidated financial statements for the years ending December 28, 2014 and December 29, 2013. A representative of PwC will be present at the Annual Meeting of shareholders, will have the opportunity to make a statement and will be available to respond to appropriate questions by shareholders. Notwithstanding the ratification, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of the Company and our shareholders. In the event that the appointment of PwC is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

APPROVAL OF POPEYES LOUISIANA KITCHEN, INC. 2015 INCENTIVE PLAN

On April 17, 2015, the Board of Directors adopted, subject to shareholder approval at the annual meeting, the Popeyes Louisiana Kitchen, Inc. 2015 Incentive Plan (the “2015 Plan”). The 2015 Plan will become effective as of the date it is approved by the shareholders.

The 2015 Plan is intended to serve as the successor to the AFC Enterprises, Inc. 2006 Incentive Stock Plan (the “Prior Plan”). As of December 28, 2014 (our fiscal year end), there were approximately 829,000 shares of our common stock subject to outstanding awards under the Prior Plan. As of such date, there were approximately 1,056,000 shares of our common stock reserved and available for future awards under the Prior Plan. If our shareholders approve the 2015 Plan, all future equity awards will be made from the 2015 Plan, and we will not grant any additional awards under the Prior Plan.

The People Services (Compensation) Committee believes the number of shares available under the Prior Plan will not be sufficient to make the grants it believes will be needed over the next few years to provide adequate long-term equity incentives to our key employees. Considering our historical grant practices, we believe we have been judicious in our share usage under the Prior Plan, and mindful of potential shareholder dilution. The Prior Plan has been the sole source of shares for all equity incentive awards granted to our officers, employees and directors since 2006, and during such time we have never sought shareholder approval of any increase in the number of shares available for issuance under the Prior Plan. Approval of the 2015 Plan will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with shareholders.

A summary of the 2015 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2015 Plan, which is attached to this Proxy Statement as Appendix A.

Promotion of Sound Corporate Governance Practices

We have designed the 2015 Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of shareholders and the company. These features include, but are not limited to, the following:

•

No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of shareholders, including by a cash repurchase of “underwater” awards.

•

Minimum Vesting Requirements. Subject to certain limited exceptions, full-value awards, stock options and SARs granted under the 2015 Plan will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service.

•

No Liberal Share Recycling. Shares retained by or delivered to the company to pay the exercise price of a stock option or SAR or to satisfy tax withholding taxes in connection with the exercise or settlement of an award count against the number of shares remaining available under the 2015 Plan.

•

No Single-Trigger Change of Control Vesting. If awards granted under the 2015 Plan are assumed by the successor entity in connection with a change of control of the Company, such awards will not automatically vest and pay out upon the change of control.

•	No Tax Gross-Ups. The 2015 Plan does not provide for any tax gross-ups.

•	Awards Subject to Clawback Policy. Awards under the 2015 Plan will be subject to any compensation recoupment policy that the company may adopt from time to time.

•	No Dividends on Unearned Awards. The 2015 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.

Key Data Relating to Outstanding Equity Awards

The following table includes information regarding outstanding equity awards under the Prior Plan as of December 28, 2014 (and without giving effect to approval of the 2015 Plan under this proposal):

Prior Plan
Total outstanding stock options	427,000
Weighted average exercise price of outstanding stock options	$20.34
Weighted average remaining contractual life of outstanding stock options	3.75 years
Total outstanding full value awards (1)	402,000

(1)	Amount includes approximately 193,000 performance stock awards at target levels, which may be earned between 50% and 200% of target amounts based on a three-year performance metric, and may be further adjusted +/- 10% based on relative stock price performance during the performance period.

Summary of the 2015 Plan

Purpose and Eligibility.    The purpose of the 2015 Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance. As of April 17, 2015, approximately 75 employees and 8 non-employee directors would be eligible to participate in the 2015 Plan.

Administration.    The 2015 Plan will be administered by the People Services (Compensation) Committee of the Board of Directors. The Committee will have the authority to: designate participants; grant awards; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2015 Plan; and make all other decisions and determinations that may be required under the 2015 Plan.

Awards to Non-Employee Directors.    Notwithstanding the above, awards granted under the 2015 Plan to the Company’s non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time.

Permissible Awards.    The 2015 Plan authorizes the granting of awards in any of the following forms:

•	Market-priced options to purchase shares of our Common Stock, which may be designated under the Code as nonstatutory stock options or incentive stock options;

•

Stock appreciation rights, which give the holder the right to receive an amount (payable in cash or stock, as specified in the award agreement) equal to the excess of the fair market value per share of our Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date), multiplied by the number of stock appreciation rights that have been exercised by the holder;

•	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•

Stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future and subject to any vesting requirement as may be set by the Committee;

•

Performance awards, which represent any award of the types listed above which have a performance-vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee;

•	Other stock-based awards that are denominated or payable in, valued by reference to, or otherwise based on, shares of Common Stock; and

•	Cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards.    Subject to proportionate adjustment in the event of stock splits and similar events, the aggregate number of shares of Common Stock that may be issued under the 2015 Plan is 2,200,000 shares, plus a number of additional shares (not to exceed 829,000) underlying awards outstanding as of the effective date of the 2015 Plan under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.

Share Counting.    Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again be available for future grants of awards under the 2015 Plan. To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve. Shares delivered by the participant or withheld from an award to satisfy tax withholding requirements, and shares delivered or withheld to pay the exercise price of an option, will not be used to replenish the plan share reserve. Upon exercise of a SAR, the full number of shares underlying the award (rather than any lesser number based on the net number of shares actually delivered upon exercise) will count against the plan share reserve. The Committee may grant awards under the 2015 Plan in substitution for awards held by employees of another entity who become employees of the Company as a result of a business combination, and such substitute awards will not count against the plan share reserve.

Limitations on Awards.    The maximum aggregate number of shares of Common Stock subject to time-vesting options or time-vesting SARs that may be granted under the 2015 Plan in any calendar year to any one participant is 500,000 each. With respect to performance vesting awards, for any calendar year, the maximum amount that may be paid to any one participant payable in cash or property or other than shares is $5,000,000, and the maximum number of shares that may be paid to any one participant payable in stock is 500,000 shares. The maximum aggregate number of shares subject to awards that may be granted under the 2015 Plan to any non-employee director in any calendar year is 25,000 shares.

Minimum Vesting Requirements.    Except in the case of substitute awards granted in a business combination as described above, full-value awards, options and SARs shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. However, the Committee may at its discretion (i) accelerate vesting of such full-value awards, options and SARs in the event of the participant’s termination of service, or the occurrence of a change in control, or (ii) grant full-value awards, options and SARs without the minimum vesting requirements described above with respect to awards covering 5% or fewer of the total number of shares authorized under the 2015 Plan.

Qualified Performance-Based Awards.    All options and stock appreciation rights granted under the 2015 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Committee may designate any other award granted under the 2015 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate over a performance term to be designated by the Committee:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

•	Inventory management

•	Service or product delivery or quality

•	Customer satisfaction

•	Employee retention

•	Safety standards

•	Productivity measures

•	Cost reduction measures

•	Strategic plan development and implementation

The Committee must establish such goals within the time period prescribed by Code Section 162(m), and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.

The Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Treatment of Awards upon a Change of Control.    Unless otherwise provided in an award agreement or any special plan document governing an award:

(A)	upon the occurrence of a change of control of the Company in which awards under the 2015 Plan are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:

•	all outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on outstanding awards will lapse; and

•

the payout opportunities attainable under outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control.

(B)	upon the occurrence of a change of control of the Company in which awards under the 2015 Plan are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, if within two years after the effective date of the change of control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2015 Plan ), then:

•

all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

•

the payout opportunities attainable under outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Anti-dilution Adjustments.    In the event of a transaction between us and our shareholders that causes the per-share value of our Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2015 Plan will be adjusted proportionately, and the Committee shall make such adjustments to the 2015 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Amendment and Termination of the 2015 Plan.    No awards may be granted under the 2015 Plan after the tenth anniversary of the effective date of the plan. The Board or the Committee may amend, suspend or terminate the 2015 Plan at any time, except that no amendment may be made without the approval of the Company’s shareholders if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Common Stock may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to participants, increases the number of shares available under the 2015 Plan or modifies the requirements for participation under the 2015 Plan, or if the Board or Committee its discretion determines that obtaining such shareholder approval is for any reason advisable. No amendment or termination of the 2015 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The Committee may amend or terminate outstanding awards at any time, except that no amendment or termination of outstanding award may, without the written consent of the participant, reduce or diminish the value of such outstanding awards.

Prohibition on Repricing.    Without the prior consent of the Company’s shareholders, outstanding stock options and SARs cannot be repriced, directly or indirectly, nor may stock options or SARs be cancelled in exchanged for stock options or SARs with an exercise or base price that is less than the exercise price or base price of the original stock options or SARs. In addition, the Company may not, without the prior approval of shareholders, repurchase an option or stock appreciation right for value from a participant if the current market value of the underlying stock is lower than the exercise price per share of the option or stock appreciation right.

Limitations on Transfer; Beneficiaries.    No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the Company, or be subject to any lien, obligation or liability of the participant to any person other than the Company or an affiliate. Except to the extent otherwise determined by the Committee with respect to awards other than incentive stock options, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution.

Clawback Policy.    Awards under the 2015 Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the Company as adopted from time to time.

Federal Income Tax Consequences

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2015 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and ex-U.S. income tax consequences are not discussed, and may vary from jurisdiction to jurisdiction.

Nonqualified Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the 2015 Plan. When the optionee exercises a Nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, then the amount equal to the excess of the amount realized upon sale or disposition of the option shares over the exercise price will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.    A participant receiving a stock appreciation right under the 2015 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Performance awards granted under the 2015 Plan are intended to qualify for the “performance based compensation” exception from Code Section 162(m).

Code Section 409A.    The 2015 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and stock appreciation rights granted under the 2015 Plan, are designed to be exempt from the application of Code Section 409A. Restricted stock units and performance awards granted under the 2015 Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding.    The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2015 Plan.

New Plan Benefits

Grants and awards under the 2015 Plan, which may be made to Company executive officers, directors and other employees, are not presently determinable. If the shareholders approve the 2015 Plan, such grants and awards will be made at the discretion of the Committee.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE POPEYES LOUISIANA KITCHEN, INC. 2015 INCENTIVE PLAN.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pay that reflects performance and alignment of pay with the long-term interests of our shareholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), shareholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This is often referred to as a “say on pay”, and provides you, as a shareholder, with the ability to cast a vote with respect to our 2015 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this Proxy Statement through the following resolution:

“RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers of the Company, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this Proxy Statement.”

As discussed in the Compensation Discussion and Analysis section, the compensation paid to our named executive officers reflects the following principles of our compensation program:

•	Attract and retain qualified management;

•	Be competitive with comparable employers; and

•	Align management’s incentives with the long-term interests of our shareholders.

Although the vote is non-binding, the People Services (Compensation) Committee will review the voting results. To the extent there is any significant negative vote, we will consult directly with shareholders to better understand the concerns that influenced the vote.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION.

GENERAL

Compensation Committee Interlocks and Insider Participation

For fiscal 2014, the People Services (Compensation) Committee established the compensation for all our executive officers.

During fiscal 2014, Messrs. Anand, Arias, Manby and Redgrave were members of the People Services (Compensation) Committee. None of our executive officers currently serve on the compensation committee or board of directors of any other company of which any member of our People Services (Compensation) Committee is an executive officer.

Related Party Transactions

In accordance with its charter, the Corporate Governance and Nominating Committee is responsible for assisting the Board with its responsibilities for oversight of the Company’s Honor Code, which includes policies relating to conflicts of interest. Although we have not entered into any related party transactions that are required to be disclosed in this proxy statement, if there were to be such a transaction in the future, it would need to be approved by our Corporate Governance and Nominating Committee and the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities shareholders to file with the SEC reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all forms they file under Section 16(a). Based solely on a review of the copies of these reports furnished to us or written representations that no other reports were required, we believe that during fiscal 2014, all of our directors, executive officers and greater than 10% (“greater than 10% shareholders”) complied with these requirements except that Form 4s reporting the vesting of awards of restricted stock to each of our executive officers based upon meeting performance goals, but still subject to vesting upon continued employment, were filed late.

Shareholder Proposals

To be eligible to include a shareholder proposal in our proxy statement for the 2016 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act, we must receive the shareholder proposal on or before December 22, 2015.

Under our bylaws, a shareholder is eligible to submit a shareholder proposal to be considered at an annual meeting outside the processes of Rule 14a-8 if the shareholder is of record based on the record date for determining shareholders entitled to vote at the annual meeting. The shareholder also must provide timely notice of the proposal to us. To be timely under our bylaws, we must receive advance notice of the proposal by January 22, 2016 (120 days before May 21, 2016, the anniversary of our 2015 Annual Meeting) or, if the 2016 annual meeting date is more than 30 days before or after May 21, 2016, advance notice of the proposal must be received not less than 120 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of the 2016 annual meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. Any shareholder proposal notice must comply with the content and other requirements for such notices specified in our bylaws.

All written proposals should be submitted to Popeyes Louisiana Kitchen, Inc., Attention: Corporate Secretary, 400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia 30346.

GENERAL

Solicitation by Board; Expenses of Solicitation

Our Board of Directors has sent you this proxy statement and your proxy is solicited by our Board of Directors. Our directors, officers and associates may solicit proxies by telephone, internet or in person, without additional compensation. We will pay for the expense of soliciting proxies, including the fees and expenses of brokers and other nominees who forward proxies and proxy materials to our shareholders so they can vote their shares.

Availability of Form 10-K and Annual Report to Shareholders

SEC rules require us to provide an Annual Report to shareholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers and other nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 28, 2014 (not including documents incorporated by reference), are available without charge to shareholders upon written request to Popeyes Louisiana Kitchen, Inc., Attention: Investor Relations, 400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia 30346, by calling (404) 459-4450 and you can also access the Annual Report on the Investor Relations page on our website at http://investor.popeyes.com.

Householding

We have adopted a procedure approved by the SEC called “householding” under which multiple shareholders who share the same last name and address will receive only one copy of the proxy statement and Annual Report to shareholders unless we receive contrary instructions from one or more of the shareholders. If you wish to opt out of householding and continue to receive multiple copies of the proxy materials at the same address, or if you have previously opted out and wish to participate in householding, you may do so by notifying us at: Popeyes Louisiana Kitchen, Inc., Attention: Investor Relations, 400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia 30346, or by calling our Corporate Secretary, Harold M. Cohen, at (404) 459-4450.

POPEYES LOUISIANA KITCHEN, INC.

2015 INCENTIVE PLAN

POPEYES LOUISIANA KITCHEN, INC.

2015 INCENTIVE PLAN

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POPEYES LOUISIANA KITCHEN, INC.

2015 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL.    The purpose of the Popeyes Louisiana Kitchen, Inc. 2015 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Popeyes Louisiana Kitchen, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment, unless otherwise defined in the applicable Award Certificate, shall mean a determination by the Board that Executive has committed or engaged in either (i) any act or failure to act that constitutes, on the part of the Participant, fraud, dishonesty, breach of fiduciary duty, misappropriation, embezzlement or gross misfeasance of duty; (ii) willful disregard of published Company policies and procedures or codes of ethics; or (iii) conduct by the Participant in his office with the Company that is grossly inappropriate and demonstrably likely to lead to material injury to the Company, as determined by the Board acting reasonably and in good faith; provided, that in the case of (ii) or (iii) above, such conduct shall not constitute “Cause” unless the Board shall have delivered to Executive notice setting forth with specificity (A) the conduct deemed to qualify as “Cause”, (B) reasonable action, if any, that would remedy such objection, and (C) a reasonable time (not less than 30 days) within which the Participant may take such remedial action, and the Participant shall not have taken such specified remedial action within the specified time.

(g) “Change in Control” means and includes the occurrence of any one of the following events:

(i) during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any person becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i) “Committee” means the committee of the Board described in Article 4.

(j) “Company” means Popeyes Louisiana Kitchen, Inc., a Minnesota corporation, or any successor corporation.

(k) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o) “Dividend Equivalent” means a right granted with respect to an Award pursuant to Article 12.

(p) “Effective Date” has the meaning assigned such term in Section 3.1.

(q) “Eligible Participant” means an employee (including a leased employee), officer, director or consultant of the Company or any Affiliate.

(r) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(v) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(w) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x) “Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, (b) a “non-employee” director under Rule 16b-3 of the 1934 Act, and (c) an “outside” director under Section 162(m) of the Code.

(y) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee) “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ff) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(gg) “Plan” means the Popeyes Louisiana Kitchen, Inc. 2015 Incentive Plan, as amended from time to time.

(hh) “Prior Plan” means the AFC Enterprises, Inc. 2006 Incentive Stock Plan, as amended from time to time.

(ii) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(jj) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(kk) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(ll) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(mm) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(nn) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Article 15), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

(oo) “Stock” means the $.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(pp) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(qq) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(rr) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(ss) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE.    Subject to the approval of the Plan by the Company’s shareholders within 12 months after the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

3.2. TERMINATION OF PLAN.    Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the People Services (Compensation) Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control. Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors that is approved and administered by a committee of the Board consisting solely of Independent Directors.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties and shall be given the maximum deference permitted by applicable law. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3. AUTHORITY OF COMMITTEE.    Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j) Amend the Plan or any Award Certificate as provided herein; and

(k) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 5.4 hereof, and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time that is approved and administered by a committee of the Board consisting solely of Independent Directors. The Committee may not make other discretionary grants hereunder to Non-Employee Directors.

4.4. DELEGATION.    The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5. INDEMNIFICATION.    Each person who is or shall have been a member of the Committee, or the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES.    Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 2,200,000, plus a number of additional Shares (not to exceed 829,000) underlying awards outstanding as of the Effective Date under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 2,200,000. From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2. SHARE COUNTING.    Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with this Section 5.2.

(a) The full number of Shares subject to the Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(b) Upon exercise of Stock Appreciation Rights that are settled in Shares, the full number of Stock Appreciation Rights (rather than any lesser number based on the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.

(d) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(e) Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(f) To the extent that the full number of Shares subject to a Full Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g) Substitute Awards granted pursuant to Section 14.9 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(h) Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3. STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options. The maximum number of Options granted under the Plan in any calendar year to any one Participant shall be for 500,000 Shares.

(b) SARs. The maximum number of Stock Appreciation Rights granted under the Plan in any calendar year to any one Participant shall be with respect to 500,000 Shares.

(c) Performance Awards. With respect to any calendar year (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares shall be $5,000,000, and (ii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock shall be 250,000 Shares. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed paid with respect to any calendar year is the total amount payable or Shares earned for the performance period divided by the number of calendar years in the performance period.

(d) Awards to Non-Employee Directors. The maximum aggregate number of Shares associated with any Award granted under the Plan in any calendar year to any one Non-Employee Director shall be 25,000 Shares.

5.5. MINIMUM VESTING REQUIREMENTS.    Except in the case of substitute Awards granted pursuant to Section 14.9 and to the following sentence, Full Value Awards, Options and SARs granted under the Plan to an Eligible Participant (other than a Non-Employee Director) shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Committee may permit and authorize acceleration of vesting of such Full Value Awards, Options or SARs in the event of the Participant’s termination of service, or the occurrence of a Change in Control (subject to the requirements of Article 11 in the case of Qualified Performance-Based Awards), and (ii) the Committee may grant Full Value Awards, Options and SARs without respect to the above-described minimum vesting requirements, or may permit and authorize acceleration of vesting of Full Value Awards, Options and SARs, otherwise subject to the above-described minimum vesting requirements, with respect to Awards covering 5% or fewer of the total number of Shares authorized under the Plan.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL.    Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE.    The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.9) shall not be less than the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING.    Except as otherwise provided in Article 15, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for an Option, SAR or other Award with an exercise or base price that is less than the exercise price of the original Option, or otherwise, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option

(c) TIME AND CONDITIONS OF EXERCISE.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Sections 5.5 and 7.1(e), including a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e) EXERCISE TERM.    Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f) NO DEFERRAL FEATURE.    No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g) NO DIVIDEND EQUIVALENTS.    No Option shall provide for Dividend Equivalents.

7.2. INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT.    Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) PROHIBITION ON REPRICING.    Except as otherwise provided in Article 15, without the prior approval of stockholders of the Company: (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for an Option, SAR or other Award with an exercise or base price that is less than the base price of the original SAR, or otherwise, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c) TIME AND CONDITIONS OF EXERCISE.    The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, subject to Section 5.5, including a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d) NO DEFERRAL FEATURE.    No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e) NO DIVIDEND EQUIVALENTS.    No SAR shall provide for Dividend Equivalents.

(f) OTHER TERMS.    All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS.    The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS.    Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter, subject to Section 5.5. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3 DIVIDENDS ON RESTRICTED STOCK.    In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited; (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof and subject to the same vesting provisions as provided for the host Award); (iii) will be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant; or (iv) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee or in the Award Certificate, dividends accrued on Shares of Restricted Stock before they are vested shall be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends with respect to Restricted Stock that is subject to performance-based vesting be paid or distributed until the performance-based vesting provisions of such Restricted Stock lapse.

9.4. FORFEITURE.    Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5. DELIVERY OF RESTRICTED STOCK.    Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS.    The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2. PERFORMANCE GOALS.    The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may equitably modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS.    The provisions of the Plan are intended to enable Options and Stock Appreciation Rights granted hereunder to any Covered Employee to qualify for the Section 162(m) Exemption.

11.2. OTHER AWARDS.    When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

— Revenue

— Sales

— Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

— Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

— Net income (before or after taxes, operating income or other income measures)

— Cash (cash flow, cash generation or other cash measures)

— Stock price or performance

— Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

— Economic value added

— Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

— Market share

— Improvements in capital structure

— Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

— Business expansion or consolidation (acquisitions and divestitures)

— Internal rate of return or increase in net present value

— Working capital targets relating to inventory and/or accounts receivable

— Inventory management

— Service or product delivery or quality

— Customer satisfaction

— Employee retention

— Safety standards

— Productivity measures

— Cost reduction measures

— Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with generally accepted accounting principles

11.3. PERFORMANCE GOALS.    Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA.    The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS.    Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6. AWARD LIMITS.    Section 5.4 sets forth (i) the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS.    The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested, which shall be subject to the same vesting provisions as provided for the host Award; (ii) will be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant; or (iii) except in the case of Performance Awards, will be paid or distributed to the Participant as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee or in the Award Certificate, dividends accrued on Full-Value Awards before they are vested shall be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Awards Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents with respect to a Performance Award be paid or distributed until the performance-based vesting provisions of the Performance Award lapse.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to the last sentence of Section 5.5) Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. AWARD CERTIFICATES.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2. FORM OF PAYMENT FOR AWARDS.    At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.3. LIMITS ON TRANSFER.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4. BENEFICIARIES.    Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Company.

14.5. STOCK TRADING RESTRICTIONS.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6. EFFECT OF A CHANGE IN CONTROL.    The provisions of this Section 14.6 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a) Awards Assumed or Substituted by Surviving Entity.    With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against pro rata target levels (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b) Awards not Assumed or Substituted by Surviving Entity.    Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against pro rata target levels measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7. ACCELERATION UNDER CERTAIN CIRCUMSTANCES.    Subject to Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or upon the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.7.

14.8. FORFEITURE EVENTS.    Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.9. SUBSTITUTE AWARDS.    The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS.    In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS.    Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised (provided that Participants shall be provided with advance written notice of any such exercise period and such period shall allow Participants a reasonable period of time in which to exercise such Awards), (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying Stock, as of a specified date associated with the transaction (or the per-shares transaction price), over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL.    Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

16.2. AWARDS PREVIOUSLY GRANTED.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) Except as otherwise provided in Article 15, without the prior approval of the stockholders of the Company: (i) the exercise price or base price of an Option or SAR may not be reduced, directly or indirectly, (ii) an Option or SAR may not be cancelled in exchange for an Option, SAR or other Award with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(c) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3. COMPLIANCE AMENDMENTS.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d) No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2. WITHHOLDING.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General.    It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

(c) Allocation among Possible Exemptions.    If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Installment Payments.    If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f) Timing of Release of Claims.    Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (d) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g) Permitted Acceleration.    The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

17.4. UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

17.5. RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6. EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7. TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8. GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9. FRACTIONAL SHARES.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11. GOVERNING LAW.    To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Minnesota.

17.12. SEVERABILITY.    In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13. NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Popeyes Louisiana Kitchen, Inc. 2015 Incentive Plan as adopted by the Board on April 17, 2015 and by the shareholders on                     , 2015.

POPEYES LOUISIANA KITCHEN, INC.

By:

Its:

NNNNNNNNNNNN Admission Ticket NNNNNNNNNNNNNNN C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT LINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week! ADD 1 ADD 2 Instead of mailing your proxy, you may choose one of the voting ADD 3 methods outlined below to vote your proxy. ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. NNNNNNNNN ADD 5 Proxies submitted by the Internet or telephone must be received by ADD 6 2:00 a.m., Eastern Time, on May 21, 2015. Vote by Internet • Go to www.investorvote.com/PLKI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1. 1. Election of Directors: 01 - Krishnan Anand 02 - Cheryl A. Bachelder 03 - Carolyn Hogan Byrd 04 - John M. Cranor, III 05 - Joel K. Manby 06 - Martyn R. Redgrave 07 - S. Kirk Kinsell + Mark here to vote Mark here to WITHHOLD For All EXCEPT - To withhold authority to vote for any FOR all nominees vote from all nominees nominee(s), write the name(s) of such nominee(s) below. B THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 2, 3 AND 4. For Against Abstain For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers 3. Approval of Popeyes Louisiana Kitchen, Inc. 2015 LLP as PLKI’s independent registered public accounting Incentive Plan. firm for the fiscal year ending December 27, 2015. 4. Approval, on an advisory basis, of the compensation of the 5. To transact such other business properly coming before the meeting or any adjournment thereof. named executive officers. C Non-Voting Items Change of Address — Please print new address below. D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign EXACTLY as your name(s) appears hereon. If shares are held jointly, each joint owner should sign. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the shareholder is a corporation or partnership, please sign the full corporate or partnership name by a duly authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1UPX 2 3 6 1 9 4 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 022ITB

2015 Annual Shareholders Meeting Admission Card You should bring this Admission Card to the Annual Meeting to be admitted. Only the shareholder whose name appears on this card will be admitted. Due to space limitation, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 A.M. Thursday, May 21, 2015, 8:30 A.M. Local Time Hilton Garden Inn Atlanta Perimeter 1501 Lake Hearn Drive Atlanta, Georgia 30319 YOUR VOTE IS IMPORTANT If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope to Computershare Trust Company, N.A., P.O. Box 43101, Providence, RI 02940-3070, so your shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card. Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The proxy statement and annual report are available at: www.edocumentview.com/PLKI qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — POPEYES LOUISIANA KITCHEN, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POPEYES LOUISIANA KITCHEN, INC. The undersigned hereby appoints Peter H. Ward and Harold M. Cohen, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, par value $.01 per share, of Popeyes Louisiana Kitchen, Inc. that the undersigned would be entitled to vote on the matters described in the accompanying Proxy Statement and Notice of 2015 Annual Shareholders Meeting, receipt of which is hereby acknowledged, and upon any other business which may properly come before the Annual Meeting to be held at the Hilton Garden Inn Atlanta Perimeter, 1501 Lake Hearn Drive, Atlanta, Georgia 30319, on Thursday, May 21, 2015 at 8:30 a.m., local time, or any adjournment thereof. This proxy, if properly executed and delivered, will revoke all prior proxies. The proxies shall vote subject to the directions indicated on this proxy card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the Annual Meeting or any adjournment thereof. The proxies will vote as the Board of Directors recommends where a choice has not been specified. If you wish to vote in accordance with the recommendations of the Board of Directors, all you need to do is sign and return this card. The proxies cannot vote your shares unless you sign, date and return this proxy card. IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, PLEASE SIGN, DATE AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE.